UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

FLUIDIGM CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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7000 Shoreline Court, Suite 100

South San Francisco, California 94080

(650) 266-6000

August 5, 2011

Dear Stockholder:

We are pleased to invite you to attend our 2011 Annual Meeting of Stockholders to be held on Thursday, September 8, 2011 at 10:00 a.m., Pacific time, at the offices of Wilson Sonsini Goodrich & Rosati, P.C. located at 650 Page Mill Road in Palo Alto, California 94304-1050. The formal meeting notice and proxy statement are attached.

At this year’s annual meeting, our stockholders will be asked to

•

elect the two nominees for Class I director named in this proxy statement to hold office until our 2014 annual meeting of stockholders or until their respective successors are duly elected and qualified;

•	vote, on an advisory basis, regarding the compensation of the named executive officers for the year ended December 31, 2010, as set forth in this proxy statement;

•	vote, on an advisory basis, on the frequency of a stockholder vote on executive compensation; and

•	ratify the selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

Your vote is important. Whether or not you plan to attend the annual meeting, it is important that your shares be represented, and we hope you will vote as soon as possible. Please vote promptly by mailing a completed proxy card in the enclosed return envelope (which is postage prepaid if mailed in the United States). Please remember to sign and date your card. If you hold shares of our common stock through a broker, bank, or other nominee holder, please follow the voting instructions provided. You may be able to vote by telephone or over the Internet.

Thank you for your ongoing support of Fluidigm. We look forward to seeing you at our annual meeting.

Sincerely,

Gajus V. Worthington

President and Chief Executive Officer

This notice of our annual meeting of stockholders and proxy statement and proxy card are being distributed and made available on or about August 5, 2011.

FLUIDIGM CORPORATION

7000 Shoreline Court, Suite 100

South San Francisco, California 94080

(650) 266-6000

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 a.m., Pacific time, on Thursday, September 8, 2011

Place	Offices of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304-1050

Items of Business

• To elect the two nominees for Class I director named in this proxy statement to hold office until our 2014 annual meeting of stockholders or until their respective successors are duly elected and qualified.

• To vote, on an advisory basis, regarding the compensation of the named executive officers for the year ended December 31, 2010, as set forth in this proxy statement.

• To vote, on an advisory basis, on the frequency of a stockholder vote on executive compensation.

• To ratify the selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

• To transact any other business that may properly come before the 2011 annual meeting.

Adjournments and Postponements	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were a Fluidigm stockholder of record as of the close of business on the record date, July 25, 2011.

Meeting Admission

You are entitled to attend the annual meeting only if you were a Fluidigm stockholder as of the close of business on the record date or otherwise hold a valid proxy for the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to the record date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or similar evidence of ownership.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or over the Internet, by indicating your plans when prompted.

Annual Report	Our 2010 annual report is enclosed with these materials as a separate booklet. You may also access our 2010 annual report by visiting www.proxyvote.com. Our 2010 annual report is not a part of the proxy solicitation materials.

Voting	Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the section entitled Questions and Answers About the Proxy Materials and Annual Meeting beginning on page 1 of this proxy statement, or your enclosed proxy card.

IMPORTANT NOTICE REGARDING THE PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 8, 2011: The notice of annual meeting, proxy statement and 2010 annual report are available by visiting www.proxyvote.com.

PROXY STATEMENT

FOR 2011 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

FOR 2011 ANNUAL MEETING OF STOCKHOLDERS

TABLE OF CONTENTS (continued)

ii

FLUIDIGM CORPORATION

7000 Shoreline Court, Suite 100

South San Francisco, California 94080

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held September 8, 2011

QUESTIONS AND ANSWERS

ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the enclosed proxy card or, if available, voting by telephone or over the Internet. We have designated our President and Chief Executive Officer, Gajus V. Worthington, our Chief Financial Officer, Vikram Jog, and our Vice President and General Counsel, William M. Smith, to serve as proxies for the annual meeting.

Why am I receiving these materials?

We are providing these proxy materials in connection with the solicitation by our board of directors of proxies to be voted at our 2011 annual meeting of stockholders, which will take place on Thursday, September 8, 2011 at 10:00 a.m., Pacific time, at Wilson Sonsini Goodrich & Rosati, P.C. located at 650 Page Mill Road in Palo Alto, California 94304-1050. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement.

This proxy statement and the accompanying proxy card, notice of annual meeting, and voting instructions are being mailed starting August 5, 2011 to all stockholders of record entitled to vote at the annual meeting.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and most highly paid executive officers, our corporate governance policies, information on our board of directors, and certain other required information.

How do I get electronic access to the proxy materials?

The notice of annual meeting, proxy statement, and 2010 annual report are available by visiting www.proxyvote.com and typing in the control number as set forth either on the proxy card as to stockholders of record, or on the voting instruction form as to individuals who hold shares through a broker, bank, trustee, or nominee.

What items of business will be voted on at the annual meeting?

The items of business scheduled to be voted on at the annual meeting are as follows:

•

The election of the two nominees for Class I director named in this proxy statement to hold office until our 2014 annual meeting of stockholders or until their respective successors are duly elected and qualified.

•	To vote, on an advisory basis, regarding the compensation of the named executive officers for the year ended December 31, 2010, as set forth in this proxy statement.

•	To vote, on an advisory basis, on the frequency of a stockholder vote on executive compensation.

•

The ratification of the selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

We will also transact any other business that properly comes before the annual meeting.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote your shares:

•	“FOR” each of the two nominees for Class I director named in this proxy statement.

•	“FOR” on an advisory basis, the compensation of our named executive officers for the year ended December 31, 2010.

•	“FOR” on an advisory basis, once every year in the vote for the frequency for advisory votes on executive compensation.

•	“FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the 2011 fiscal year.

What shares can I vote?

Each share of our common stock issued and outstanding as of the close of business on July 25, 2011, the record date for the 2011 annual meeting of stockholders, is entitled to vote on all items being considered at the 2011 annual meeting. You may vote all shares owned by you as of the record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, or other nominee. On the record date, we had 19,992,765 shares of common stock issued and outstanding.

How many votes am I entitled to per share?

For all matters described in this proxy statement for which your vote is being solicited, each holder of shares of common stock is entitled to one vote for each share of common stock held by such holder as of the record date.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many Fluidigm stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust

Company, N.A., you are considered, with respect to those shares, the stockholder of record, and these proxy materials were sent directly to you by Fluidigm. As the stockholder of record, you have the right to grant your voting proxy directly to our designated proxies or to vote in person at the annual meeting. We have enclosed or sent a proxy card for you to use with the printed proxy materials delivered to you. You may also vote on the Internet or by telephone, as described below under the heading “How can I vote my shares without attending the annual meeting?” and on your proxy card.

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, or other similar organization, you are considered the beneficial owner of shares held in street name, and the notice of annual meeting, proxy statement, and 2010 annual report were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote your shares, and you are also invited to attend the annual meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. If you are a beneficial owner and do not wish to vote in person or you will not be attending the annual meeting, you may vote by following the instructions provided by your broker or other nominee.

How can I contact Fluidigm’s transfer agent?

Contact our transfer agent by writing Computershare Trust Company, N.A., 250 Royall Street, Canton, MA 02021, or by telephoning (781) 575-2900.

How can I attend the annual meeting?

You are entitled to attend the annual meeting only if you were a Fluidigm stockholder as of the record date or you hold a valid proxy for the annual meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to July 25, 2011, together with a copy of the voting instruction card provided by your broker, bank, or nominee, or other similar evidence of ownership.

If you do not comply with the procedures outlined above, you may not be admitted to the annual meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or Internet, by indicating your plans when prompted.

Will the annual meeting be webcast?

We do not expect to webcast the annual meeting.

How can I vote my shares in person at the annual meeting?

Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting. Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker, bank, or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

How can I vote my shares without attending the annual meeting?

By mail

Complete, sign and date the enclosed proxy card or voting instruction card and return it in the return envelope provided (which is postage prepaid if mailed in the United States). If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by our board of directors.

If you are a stockholder of record and the prepaid envelope is missing, please mail your completed proxy card to Fluidigm Corporation, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717.

If you are a beneficial owner of shares, you should have received a proxy card and voting instructions with these proxy materials from your broker, bank or other nominee holder of record. Simply complete and mail the proxy card provided to the address provided by your broker, bank or other nominee holder of record.

You may still attend the annual meeting in person even if you have already voted by proxy.

By telephone or on the Internet

If you are a stockholder of record, you may vote by following the telephone or Internet voting instructions on your proxy card.

If you are a beneficial owner of shares, your broker, bank or other holder of record may make telephone or Internet voting available to you. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other nominee holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

Can I change my vote or revoke my proxy?

You may change your vote at any time prior to the taking of the vote at the annual meeting. If you are the stockholder of record, you may change your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (ii) providing a written notice of revocation to our corporate secretary at Fluidigm Corporation, 7000 Shoreline Court, Suite 100, South San Francisco, California 94080, Attn: Corporate Secretary, prior to your shares being voted, or (iii) attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, bank, or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

Is there a list of stockholders entitled to vote at the annual meeting?

The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our corporate headquarters at 7000 Shoreline Court, Suite 100, South San Francisco, California 94080, by contacting our corporate secretary.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Fluidigm or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

How many shares must be present or represented to conduct business at the annual meeting?

The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of the issued and outstanding shares of common stock be present in person or represented by proxy. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. If there is no quorum, a majority of the votes present at the annual meeting may adjourn the meeting to another date.

What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Discretionary Voting Allowed?
Election of Class I directors	Plurality of the shares	No

Advisory Vote on Executive Compensation	Majority of the shares present, represented, and entitled to vote at the meeting	No

Advisory Vote on the Frequency of the Stockholder Vote on Executive Compensation	Plurality of the shares	No

Ratification of Ernst & Young LLP	Majority of the shares present, represented, and entitled to vote at the meeting	Yes

If you are a beneficial owner, your broker, bank or other nominee holder of record is permitted to vote your shares on the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm, even if the record holder does not receive voting instructions from you. Due to recent rule changes, however, your broker, bank, or other nominee holder of record does not have discretionary authority to vote on the election of directors without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on this matter. This represents a change from prior years when brokers, banks and other nominee holders of record had discretionary voting authority in the election of directors. In addition, discretionary voting is not allowed with respect to the proposals seeking approval of the advisory votes on executive compensation and the frequency for seeking such an advisory stockholder vote. Accordingly, if you are a beneficial owner, it is particularly important that you provide your instructions for voting your shares on the election of directors and the two advisory compensation proposals to your broker, bank, or other nominee holder of record.

Election of Class I Directors

The nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I directors. You may vote “FOR” or “WITHHOLD” for each director nominee. A properly executed proxy marked “WITHHOLD” with respect to the election of a Class I director will not be voted with respect to such director although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will not affect the outcome of the election of directors.

Advisory Vote on Executive Compensation

The affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal is required to approve, on an advisory basis, the compensation awarded to our named executive officers for the year ended December 31, 2010. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Advisory Vote on the Frequency of the Stockholder Vote on Executive Compensation

The choice of frequency that receives the highest number of affirmative “FOR” votes will be considered the advisory vote of our stockholders. You may vote “FOR” one year, “FOR” two years, or “FOR” three years or “ABSTAIN.” A properly executed proxy marked “ABSTAIN” with respect to the frequency of the stockholder vote on executive compensation will not be voted with respect to such proposal although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will not affect on the outcome of this proposal.

Ratification of Ernst & Young LLP

The affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal is required to ratify the selection by our audit committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Is cumulative voting permitted for the election of directors?

No. You may not cumulate your votes for the election of directors.

What happens if additional matters are presented at the annual meeting?

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Gajus V. Worthington, Vikram Jog, and William M. Smith, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

Who will count the votes?

A representative of our mailing agent, Broadridge Financial Solutions, Inc., will tabulate the votes and act as inspector of election.

Who will bear the cost of soliciting votes for the annual meeting?

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We may also reimburse brokerage firms, banks, and other nominee holders of record for the cost of forwarding proxy materials to beneficial owners.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) within four business days after the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our notice of annual meeting, proxy statement and 2010 annual report, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Stockholders who wish to participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the notice of annual meeting, proxy statement, 2010 annual report and accompanying documents, or if you hold stock in more than one account, and, in either case, you wish to receive only a single copy of each of these documents for your household, please contact our mailing agent, Broadridge Financial Solutions, Inc., either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you participate in householding and wish to receive a separate copy of this notice of annual meeting, proxy statement, 2010 annual report and the accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge Financial Services, Inc. as indicated above.

Beneficial owners can request information about householding from their banks, brokers or other holders of record.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2012 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices not later than June 21, 2012 nor earlier than May 22, 2012; provided, however, that in the event that we hold our 2012 annual meeting of stockholders more than 30 days before or 60 days after the one-year anniversary date of the 2011 annual meeting, we will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Fluidigm Corporation

Attn: Corporate Secretary

7000 Shoreline Court, Suite 100

South San Francisco, California 94080

Fax: (650) 871-7152

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in the company’s proxy materials with respect to such meeting, (ii) otherwise properly brought before the meeting by or at the direction of our board of directors, or (iii) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our corporate secretary, which notice must contain the information specified in our bylaws. To be timely for our 2012 annual meeting of stockholders, our corporate secretary must receive the written notice at our principal executive offices:

•	not earlier than May 22, 2012, and

•	not later than the close of business on June 21, 2012.

In the event that we hold our 2012 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2011 annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting, or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors, and should be directed to the corporate secretary of Fluidigm at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Corporate Governance and Board Committees— Process for Recommending Candidates to the Board of Directors” on page 12.

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by our corporate secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement. Also, rules recently adopted by the SEC provide certain stockholders with the right to nominate candidates to our board of directors in our proxy materials (referred to as “proxy access”); however, the effectiveness of these rules has currently been stayed by the SEC, but may be in effect next year for our 2012 annual meeting of stockholders.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing Fluidigm’s filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Fluidigm Policies on Business Conduct

We are committed to the highest standards of integrity and ethics in the way we conduct our business. In December 2010 (and effective upon our initial public offering and the listing of our common stock on the NASDAQ Global Market (Nasdaq) in February 2011), we adopted a code of ethics and employee conduct that applies to our board of directors, officers and employees, including our chief executive officer and chief financial officer. Our code of conduct establishes our policies and expectations with respect to a wide range of business conduct, including preparation and maintenance of financial and accounting information, compliance with laws, and conflicts of interest.

Under our code of conduct, each of our directors and employees is required to report suspected or actual violations to the extent permitted by law. In addition, we have adopted separate procedures concerning the receipt and investigation of complaints relating to accounting or audit matters. These procedures have been adopted and are administered by our audit committee.

Our code of conduct is available at our website by visiting www.Fluidigm.com and clicking through “About,” “Investors,” “Corporate Governance,” and “Code of Ethics.” When required by the rules of Nasdaq or the SEC, we will disclose any future amendment to, or waiver of, any provision of the code of conduct for our chief executive officer, principal financial officer, or principal accounting officer or any member or members of our board of directors on our website within four business days following the date of such amendment or waiver.

Corporate Governance Principles

In December 2010 (and effective upon our initial public offering and the listing of our common stock on Nasdaq in February 2011), our board of directors adopted a set of principles that establish the corporate governance policies pursuant to which our board of directors intends to conduct its oversight of the business of Fluidigm in accordance with its fiduciary responsibilities. Among other things, these corporate governance principles address the establishment and operation of board committees, the role of our chairman, and matters relating to director independence and performance assessments.

Role and Composition of the Board

As identified in our corporate governance principles, the role of our board of directors is to oversee the performance of our chief executive officer and other senior management. Our board of directors is responsible for hiring, overseeing, and evaluating management while management is responsible for running our day-to-day operations.

Our board of directors is currently comprised of seven members, but will be reduced to six members at the 2011 annual meeting of stockholders in conjunction with the expiration of the term of our Class I director Raymond J. Whitaker, Ph.D., and is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three year term to succeed the class of directors whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the years 2012 for the Class II directors, 2013 for the Class III directors, and 2014 for the Class I directors.

2010 Board Meetings

During fiscal 2010, our board of directors held twelve meetings. Each of our directors attended or participated in 75% or more of the meetings of the board of directors and 75% or more of the meetings held by all committees of the board of directors on which he served during the past fiscal year.

Board Leadership Structure

Chairman of the Board

Our corporate governance principles provide that the board of directors will fill the chairman and chief executive officer positions based upon the board’s view of what is in our best interests at any point in time. Although our current chairman is a non-employee director, the board has not adopted any policy requiring or precluding separation of the chairman and chief executive officer positions or requiring allocation of the chairman position to a non-employee director. Samuel D. Colella, an independent director with substantial board and executive leadership experience, currently serves as our Chairman. In addition to Fluidigm, Mr. Colella currently serves on the boards of directors of Alexza Pharmaceuticals, Inc., Genomic Health, Inc. and Jazz Pharmaceuticals, Inc. Our board of directors believes that Mr. Colella’s qualifications to serve as Chairman include his broad understanding of the life science industry and his extensive experience with emerging private and public companies, including prior service as chairman of boards of directors.

Separating the positions of the chairman and chief executive officer allows our chief executive officer to focus on our day-to-day business, while allowing our chairman to lead our board in its fundamental role of providing independent advice to and oversight of management. The board believes that having an independent director serve as chairman is the appropriate leadership structure for Fluidigm at this time and demonstrates our commitment to good corporate governance.

Director Independence

As a company listed on Nasdaq, we are required under Nasdaq listing requirements to maintain a board comprised of a majority of “independent” directors, as determined affirmatively by our board. In addition, Nasdaq rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and corporate governance committees be independent. In December 2010, our board of directors undertook a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that Dr. Whitaker (who has decided not to stand for re-election at the 2011 annual meeting of stockholders) and Messrs. Colella, Nussbacher and Young, representing a majority of our directors, are “independent directors” as defined under applicable Nasdaq rules. In addition, upon their appointments to our board of directors in March 2011, the board of directors determined that Patrick S. Jones and Evan Jones are “independent directors” as defined under applicable Nasdaq rules. Gajus V. Worthington is not considered an independent director because of his positions as our president and chief executive officer.

Executive Sessions of Independent Directors

In order to promote open discussion among independent directors, our board of directors has a policy of conducting executive sessions of independent directors during each regularly scheduled board meeting and at such other times as requested by an independent director. These executive sessions are chaired by our Chairman. Gajus V. Worthington does not participate in such sessions.

Board’s Role in Risk Oversight

Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance, and to enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. The involvement of our full board of directors in reviewing our business is an integral aspect of its assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk.

While our board of directors has the ultimate oversight responsibility for the risk management process, various committees of the board also have responsibility for risk management. The charter of our audit committee provides that one of the committee’s responsibilities is oversight of certain compliance matters. In addition, in setting compensation, our compensation committee strives to create incentives that encourage a level of risk-taking consistent with our business strategy and to encourage a focus on building long term value that does not encourage excessive risk-taking.

In connection with its oversight of compensation-related risks, our compensation committee has reviewed our compensation programs and practices for employees, including executive and non-executive programs and practices. In its review, our compensation committee evaluated whether our policies and programs encourage unnecessary or excessive risk taking and controls, and how such policies and programs are structured with respect to risks and rewards, as well as controls designed to mitigate any risks. As a result of this review, our compensation committee determined that any risks that may result from our compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on Fluidigm.

At periodic meetings of the board and its committees and in other meetings and discussions, management reports to and seeks guidance from the board and its committees with respect to the most significant risks that could affect our business, such as legal risks and financial, tax and audit related risks. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and efforts and investment policy and practices.

Board Committees

Our board of directors has three standing committees: an audit committee, a compensation committee, and a nominating and corporate governance committee.

Audit Committee. Our audit committee currently consists of directors Patrick S. Jones, Kenneth J. Nussbacher, Evan Jones, and Raymond J. Whitaker, Ph.D. Mr. Patrick Jones is the chairman of the audit committee. Our board of directors has determined that each of the members of our audit committee is independent and financially literate under the current rules and regulations of the SEC and Nasdaq and that Messrs. Patrick Jones and Nussbacher qualify as “audit committee financial experts” within the meaning of the rules and regulations of the SEC.

Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems and our legal and regulatory compliance. Our audit committee is authorized to, among other things:

•	oversee the work of our independent registered public accounting firm;

•	approve the hiring, discharge and compensation of our independent registered public accounting firm;

•	approve engagements of our independent registered public accounting firm to render any audit or permissible non-audit services;
•	evaluate the qualifications, independence, and performance of our independent registered public accounting firm;

•

discuss and, as appropriate, review with management and our independent registered public accounting firm our annual and quarterly financial statements and our major critical accounting policies and practices;

•	review management’s assessment of our internal controls; and

•	review the adequacy and effectiveness of the company’s internal control policies and procedures.

Our audit committee held three meetings during fiscal 2010. Our audit committee operates under a written charter approved by our board of directors. The charter is available on our website by visiting www.Fluidigm.com and clicking through “About,” “Investors,” “Corporate Governance,” and “Audit Committee Charter.”

Compensation Committee. Our compensation committee is currently comprised of Samuel D. Colella, Evan Jones, John Young and Raymond J. Whitaker, Ph.D., each of whom qualifies as an independent director under the applicable rules and regulations of the SEC and Nasdaq. Mr. Colella is the chairman of our compensation committee. Our compensation committee oversees our corporate compensation programs. The compensation committee is authorized to, among other things:

•	review and recommend for approval by the independent members of the board the compensation and benefits of our chief executive officer and other executive officers;

•	review and recommend for approval by the independent members of the board corporate goals and objectives relevant to compensation of our chief executive officer;

•	assist our board in providing oversight of the company’s overall compensation plans and benefits program; and

•	administer equity incentive plans.

See “Compensation of Non-Employee Directors” and “Executive Compensation” for a

description of our processes and procedures for the consideration and determination of executive and director compensation.

Our compensation committee held three meetings during fiscal 2010. Our compensation committee operates under a written charter approved by the board of directors, which is available on our website by visiting www.Fluidigm.com and clicking through “About,” “Investors,” “Corporate Governance,” and “Compensation Committee Charter.”

Furthermore, in order to ensure compliance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, on May 18, 2011, our board delegated full authority to a special committee to consider and approve the recommendations of our compensation committee with respect to the grant of certain executive stock options under our 2011 Equity Incentive Plan. Such special committee is currently comprised of directors Evan Jones, Patrick S. Jones, Kenneth J. Nussbacher, and John A. Young.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee is comprised of Samuel D. Colella, Kenneth J. Nussbacher and John A. Young, each of whom qualifies as an independent director under the applicable rules and regulations of the SEC and Nasdaq. Mr. Colella is the chairman of the nominating and corporate governance committee. Our nominating and corporate governance committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors. The nominating and corporate governance committee is authorized to, among other things:

•	evaluate and make recommendations regarding the composition, organization and governance of the board of directors and its committees;

•	evaluate the performance of members of the board of directors and make recommendations regarding committee and chair assignments;

•	recommend desired qualifications for board of directors membership and conduct searches for potential members of the board of directors; and
•	develop and make recommendations with regard to our corporate governance guidelines.

Our nominating and corporate governance committee will consider recommendations of candidates for the board of directors submitted by stockholders of Fluidigm; see “Process for Recommending Candidates to the Board of Directors” below.

Our nominating and corporate governance committee did not hold any meetings during fiscal 2010. Our nominating and corporate governance committee operates under a written charter approved by the board of directors, which is available on our website by visiting www.Fluidigm.com and clicking through “About,” “Investors,” “Corporate Governance,” and “Nominating and Corporate Governance Committee Charter.”

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is, or was during the 2010 fiscal year, an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Considerations in Identifying and Evaluating Director Nominees

Our nominating and corporate governance committee has established policies and procedures relating to the consideration of any individual recommended as a prospective director nominee from stockholders holding no less than one percent (1%) of the outstanding shares of common stock continuously for at least twelve (12) months prior to the date of the submission of the recommendation or nomination. The committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the committee from other sources.

In its evaluation of director candidates, including the members of the board of directors eligible for re-election, our committee will consider the following:

•	The current size and composition of our board of directors and the needs of the board and its respective committees;

•

Factors such as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like. Our committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors; and

•	Other factors that our committee may consider appropriate.

Our committee requires the following minimum qualifications to be satisfied by any nominee for a position on the board:

•	The highest personal and professional ethics and integrity;

•	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	Skills that are complementary to those of the existing board;

•	The ability to assist and support management and make significant contributions to Fluidigm’s success; and

•	An understanding of the fiduciary responsibilities that are required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

If our committee determines that an additional or replacement director is required, the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board, or management.

Process for Recommending Candidates to the Board of Directors

Our nominating and corporate governance committee is responsible for, among other things, determining the criteria for membership to our board of directors and recommending candidates for election to the board of directors. It is the policy of our nominating and corporate governance committee to consider recommendations for candidates to the board of directors from stockholders holding no less than one percent (1%) of the outstanding shares of our common stock continuously for at least twelve (12) months prior to the date of submission of the recommendation or nomination. Stockholder recommendations for candidates to the board of directors must be directed in writing to Fluidigm Corporation, 7000 Shoreline Court, Suite 100, South San Francisco, California 94080, Attention: General Counsel, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and Fluidigm, and evidence of the recommending stockholder’s ownership of our stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like, and personal references. For details regarding the process to nominate a director directly for election to the board at an annual meeting of the stockholders, under the section entitled “Questions and Answers About the Proxy Materials and Annual Meeting,” please see “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?—Nomination of Director Candidates.”

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, directors to attend. We have scheduled our 2011 annual stockholder meeting on the same day as a regularly scheduled board meeting in order to facilitate attendance by our board members.

Communications with the Board of Directors

Stockholders who wish to communicate with our board are welcome to do so either (i) in writing, at the following address: Fluidigm Corporation, 7000

Shoreline Court, Suite 100, South San Francisco, California 94080, Attn: Corporate Secretary or (ii) online at www.Fluidigm.com and clicking through “About,” “Investors,” “Corporate Governance,” and “Contact the Board.” Communications are distributed to our board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Compensation Program Prior to Initial Public Offering

On January 28, 2010, our board of directors adopted, effective as of January 1, 2010, a compensation policy for non-employee directors providing for an annual retainer of $10,000 for each non-employee director’s service as a member of the board and a separate $10,000 annual leadership retainer for service as chairman of the board or a committee of the board. The policy also provided that each non-employee director was to be automatically granted a stock option to purchase 8,670 shares of our common stock each year. Such stock option grants vest 1/12th per month, subject to such non-employee director’s continued service on the board, such that the grant will be fully vested on the first anniversary of the vesting commencement date. These grants were made to each non-employee director on January 28, 2010. This compensation program was superseded in connection with our initial public offering, as described below.

Post-IPO Compensation Policy

Effective as of our initial public offering, non-employee directors receive an annual retainer of $20,000. In addition, non-employee directors receive an annual retainer of $10,000 for audit committee service, $7,000 for compensation committee service and $5,000 for nominating and corporate governance committee service. The chairman of the board is paid an additional annual retainer of $10,000. The chairman of the audit committee is paid an additional annual retainer of $5,000. The chairman of the compensation committee is paid an additional annual retainer of $3,500. The chairman of the nominating and corporate governance committee is paid an additional annual retainer of $2,500.

Our outside director equity compensation policy was adopted by our board of directors on December 16, 2010, as amended and restated on July 20, 2011. The policy is intended to formalize the granting of equity compensation to our non-employee directors under our 2011 Equity Incentive Plan. The policy provides for automatic and nondiscretionary grants of nonstatutory stock options subject to the terms and conditions of the policy and the 2011 Equity Incentive Plan. Nevertheless, non-employee directors remain eligible to receive all types of awards under the 2011 Equity Incentive Plan, including discretionary awards not covered by the policy, except for incentive stock options.

Under the policy, we will automatically grant an option to purchase 30,000 shares of our common stock to anyone who becomes a non-employee director on the date such person first becomes a non-employee director. An employee director who subsequently ceases to be an employee, but remains a director, will not receive such an initial award.

In addition, each non-employee director will be automatically granted an annual stock option to purchase 12,000 shares of our common stock on the date of each annual meeting beginning on the date of the first annual meeting that is held after such non-employee director received his or her initial award. As a result, at our 2011 annual meeting, each of our non-employee directors will receive an option grant to purchase 12,000 shares of our common stock.

The exercise price of all stock options granted pursuant to the policy will be equal to or greater than the fair market value of our common stock on the date of grant. The term of all stock options will be 10 years. Subject to the adjustment provisions of the 2011 Equity Incentive Plan, initial awards will vest as to 25% of the shares subject to such awards on each anniversary of the date of grant, provided such non-employee director continues to serve as a director through each such date. Subject to the adjustment provisions of the 2011 Equity Incentive Plan, the annual awards will vest on the date of the next annual meeting of our stockholders held after the date of grant, provided such non-employee director continues to serve as a director through such date.

The administrator of the 2011 Equity Incentive Plan in its discretion may change or otherwise revise the terms of awards granted under the outside director equity compensation policy.

In the event of a “change of control,” as defined in our 2011 Equity Incentive Plan, with respect to awards granted under the 2011 Equity Incentive Plan to non-employee directors, the participant non-employee director will fully vest in and have the right to exercise awards as to all shares underlying such award regardless of performance goals, vesting criteria or other conditions.

2010 Director Compensation

The following table sets forth information concerning compensation paid or accrued for services rendered to us by members of our board of directors for the year ended December 31, 2010. The table excludes Mr. Worthington, who is a named executive officer, and did not receive any compensation from us in his role as a director in 2010, and Messrs. Patrick S. Jones and Evan Jones, who joined our board of directors in March 2011.

	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Lawrence Chin(2)	8,333	20,850	29,183
Samuel D. Colella	33,300	20,850	54,150
Michael Hunkapiller(3)	3,333	20,850	24,183
Jeremy Loh(4)	833	—	833
Kenneth J. Nussbacher	20,000	20,850	40,850
Raymond J. Whitaker, Ph.D.(5)	10,000	20,850	30,850
John A. Young	10,000	20,400	30,400

(1)	Amounts represent the aggregate grant date fair value of the stock or option award calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation, as amended, without regard to estimated forfeitures, or, with respect to re-priced options, the incremental fair value as computed in accordance with FASB ASC Topic 718. See Note 10 of the notes to our audited consolidated financial statements for a discussion of valuation assumptions made in determining the grant date fair value and compensation expense of our stock options.
(2)	Resigned from the board of directors on November 9, 2010.
(3)	Resigned from the board of directors on May 6, 2010.
(4)	Joined the board of directors on November 30, 2010 and resigned on March 10, 2011.
(5)	Will not stand for re-election at the 2011 annual meeting.

Director Equity Awards

The aggregate number of shares subject to stock options outstanding at December 31, 2010 for each non-employee director was as follows:

Name	Aggregate Number of Stock Options Outstanding as of December 31, 2010
Lawrence Chin	6,502
Samuel D. Colella	8,670
Michael Hunkapiller	—
Jeremy Loh	—
Kenneth J. Nussbacher	41,700
Raymond J. Whitaker, Ph.D.	8,670
John A. Young	8,670

PROPOSAL NUMBER 1

ELECTION OF CLASS I DIRECTORS

Board Structure

Our board of directors is currently composed of seven members, but will be reduced to six at the 2011 annual meeting in conjunction with the expiration of the term of our Class I director Raymond J. Whitaker, Ph.D. Our amended and restated certificate of incorporation and bylaws provide that the number of our directors shall be one or more members, as determined from time to time by resolution of our board of directors.

Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class of directors whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meetings of stockholders to be held during the years 2012 for the Class II directors, 2013 for the Class III directors, and 2014 for the Class I directors.

Nominees for Class I Directors (Terms Expiring in 2014)

At the 2011 annual meeting, two Class I directors will be elected to the board of directors by the holders of common stock. Our nominating and corporate governance committee recommended, and our board of directors nominated, Evan Jones and Patrick S. Jones as nominees for election as Class I directors at the 2011 annual meeting.

Evan Jones and Patrick S. Jones have agreed to serve if elected, and management has no reason to believe that either nominee will be unavailable to serve. In the event one of the nominees is unable or declines to serve as a director at the time of the 2011 annual meeting, proxies will be voted for any nominee who may be proposed by the nominating and corporate governance committee and designated by the present board of directors to fill the vacancy.

Biographical Information Concerning the Class I Director Nominees

Mr. Evan Jones, age 54, has served as a member of our board of directors since March 2011. Mr. Jones has served since 2007 as managing member of jVen Capital, LLC, a life sciences investment company. He also serves as executive chairman of Opgen, Inc., a privately held genetic analysis company. Previously, he co-founded Digene Corporation, or Digene, a publicly traded biotechnology company focused on women’s health and molecular diagnostic testing that was sold to Qiagen, N.V. in 2007. He served as chairman of Digene’s board of directors from 1995 to 2007, as Digene’s chief executive officer from 1990 to 2006, and as Digene’s president from 1990 to 1999. Mr. Jones is a member of the board of directors of CAS Medical Systems, Inc., a developer of patient vital signs monitoring products and technologies, and Veracyte, Inc., a private venture-backed company developing molecular tests to improve the diagnostic accuracy of cytology samples. Mr. Jones is also a member of the board of directors of the Children’s Research Institute in Washington, D.C. He is Chairman of the Campaign for Public Health, an independent, not-for-profit organization dedicated to increasing funding for the Centers for Disease Control and Prevention and is a member of the board of directors and the Executive Committee of Research!America. Mr. Jones received a B.A. degree from the University of Colorado and an M.B.A. degree from The Wharton School at the University of Pennsylvania. We believe that Mr. Jones’ qualifications to serve on our board of directors include his knowledge of the life sciences market and his experience as a chief executive officer and as a board member with other public and private companies.

Mr. Patrick S. Jones, age 66, has served as a member of our board of directors since March 2011. Mr. Jones has been a private investor since March 2001. He currently sits on the boards of Epocrates, a provider of clinical solutions to healthcare professionals and interactive services to the healthcare industry; Novell, Inc., an enterprise infrastructure software provider; Lattice Semiconductor Corporation, a fabless semiconductor company; and Openwave Systems, a telecom infrastructure software provider. From June 1998 to March 2001, Mr. Jones was the Senior Vice President and Chief Financial Officer of Gemplus International S.A. (now GEMALTO N.V.), a provider of solutions empowered by smart cards. Prior to Gemplus, from

March 1992 to June 1998, he was vice president and corporate controller at Intel Corp., a producer of microchips, computing and communications products. Prior to that, Mr. Jones served as Chief Financial Officer of LSI Logic, a semiconductor company. Mr. Jones received a B.A. degree from the University of Illinois and an M.B.A. degree from St. Louis University. We believe that Mr. Jones’ qualifications to serve on our board include his significant financial and accounting expertise and international business experience.

Required Vote

Our Class I directors elected to the board of directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote on the election of directors. In other words, the two nominees receiving the highest number of “FOR” votes will be elected as directors. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld (as indicated on the proxy card), for the election of Messrs. Evan Jones and Patrick S. Jones.

Recommendation

Our board of directors recommends a vote “FOR” the election to the board of directors of each of Evan Jones and Patrick S. Jones as a Class I director.

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Class I Director Not Standing for Re-Election

In May 2011, Raymond J. Whitaker, Ph.D. announced that he would not stand for re-election at the 2011 annual meeting. Dr. Whitaker has served as a member of our board of directors since December 2008. Our board of directors, management, and founders wish to thank Dr. Whitaker for his support and dedication to Fluidigm. Since its inception in January 2000, Dr. Whitaker has been a general partner of EuclidSR Partners, L.P., a venture capital firm that focuses on life sciences and information technology companies. From January 1997 to July 2003, he served as Vice President of S.R. One, the venture capital subsidiary of GlaxoSmithKline. Prior to that, for over fifteen years, he had held senior corporate and business development positions at SmithKline Beecham (USA), Recordati SpA (Italy) and Laboratoires Delagrange (France). Between 1997

and 2008, he served on the boards of sixteen venture backed companies, including Avalon Pharmaceuticals, Hypnion, Kosan Biosciences, Memory Pharmaceuticals, Rib-X Pharmaceuticals, Sequenom and Xenogen, and five companies in the UK. Dr. Whitaker received a Ph.D. in biochemistry and an M.B.A from the National University of Ireland. We believe that Dr. Whitaker’s experience working with life science companies both as an executive and an investor has qualified him to serve as one of our directors.

* * * * *

Class II Directors Continuing in Office until the 2012 Annual Meeting

John A. Young, age 79, has been a member of our board of directors since March 2001. Mr. Young retired as President and Chief Executive Officer of Hewlett-Packard Company, a diversified electronics manufacturer, in October 1992, where he had served as President and Chief Executive Officer since 1978. Mr. Young served as a director of Affymetrix, Inc. from 1992 until 2010, Vermillion, Inc., a molecular diagnostics company, from 1994 to 2008, and is currently a director of Nanosys, Inc., a nanotechnology company. Mr. Young received a B.S. in Electrical Engineering from Oregon State University and an M.B.A. from Stanford University. We believe that Mr. Young’s qualifications to serve on our board include his extensive management experience.

Kenneth J. Nussbacher, age 58, has been a member of our board of directors since July 2003. From 2000 to 2009, Mr. Nussbacher served as an Affymetrix Fellow, a non-executive employee position, at Affymetrix, Inc., a biotechnology company. From 1995 to 2000, Mr. Nussbacher was Executive Vice President of Affymetrix, Inc. and from 1995 to 1997, he was also Chief Financial Officer of Affymetrix. Prior to joining Affymetrix, Mr. Nussbacher was Executive Vice President for business and legal affairs of Affymax Technologies N.V. Mr. Nussbacher also served on the board of directors of Symyx Technology, Inc. from 1995 to 2008 and XenoPort, Inc. from 2000 to 2009. He received a B.S. in Physics from Cooper Union and a J.D. from Duke University. We believe Mr. Nussbacher’s qualifications to serve on our board include his understanding of the genomic research market and his experience as a chief financial officer, a board member with other public and private companies and as an executive responsible for business, financial, intellectual property and other legal matters.

Class III Directors Continuing in Office until the 2013 Annual Meeting

Samuel D. Colella, age 71, has served as a member and Chairman of our board of directors since July 2000. Mr. Colella is a managing director of Versant Ventures, a healthcare venture capital firm he co-founded in 1999, and has been a general partner of Institutional Venture Partners since 1984. Mr. Colella is currently a member of the board of directors of Alexza Pharmaceuticals, Inc., Genomic Health, Inc. and Jazz Pharmaceuticals, Inc. and served on the board of directors of Solta Medical, Inc. from 1997 to 2007 and Symyx Technology, Inc. from 1997 to 2007. Mr. Colella received a B.S. in business and engineering from the University of Pittsburgh and an M.B.A. from Stanford University.

We believe that Mr. Colella’s qualifications to serve on our board and as Chairman include his broad understanding of the life science industry and his extensive experience working with emerging private and public companies, including prior service as chairman of boards of directors.

Gajus V. Worthington, age 41, is a Co-Founder of Fluidigm and has served as our President and Chief Executive Officer and a Director since our inception in June 1999. From May 1994 to April 1999, Mr. Worthington held various staff and management positions at Actel Corporation, a public semiconductor corporation. Mr. Worthington received a B.S. in Physics and an M.S. in Electrical Engineering from Stanford University. We believe that Mr. Worthington’s qualifications to serve on our board include his understanding of our business, operations and strategy.

The ages of our directors as indicated in this proxy statement are determined as of June 30, 2011.

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PROPOSAL NUMBER 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, was enacted on July 21, 2010. As required by the Dodd-Frank Act, we are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.

Compensation Program and Philosophy

The primary goal of our executive compensation program is to ensure that we hire and retain talented and experienced executives who are motivated to achieve or exceed our short-term and long-term corporate goals. As a starting point, we believe that it is critical that our executive officers work together as a team and look beyond departmental lines to achieve overall corporate goals rather than focusing exclusively on individual departmental objectives. Our compensation philosophy is team oriented and our success is dependent on what our management team can accomplish together. Therefore, we seek to provide our named executive officers with comparable levels of base salary, bonuses and annual equity awards that are based largely on overall company performance.

In determining the form and amount of compensation payable to our named executive officers, we are guided by the following objectives and principles:

•	Team oriented approach to establishing compensation levels;

•	Compensation should relate directly to performance and incentive compensation should constitute a significant portion of total compensation; and

•	Align compensation decisions with internal considerations rather than industry benchmarks.

Our board of directors believes that our current executive compensation program has been effective at linking executive compensation to our performance and aligning the interests of our named executive officers with those of our stockholders. We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis in a non-binding vote, the compensation of Fluidigm Corporation named executive officers as disclosed in this proxy statement under the caption “Executive Compensation,” including the section captioned “Compensation Discussion and Analysis,” the tabular disclosure regarding executive compensation, and the accompanying narrative disclosure set forth in the proxy statement relating to Fluidigm’s 2011 Annual Meeting of Stockholders.”

Required Vote

The affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal is required to approve, on an advisory basis, the compensation awarded to named executive officers for the year ended December 31, 2010. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Even though this say-on-pay vote is advisory and, therefore, will not be binding on us, our compensation committee and our board of directors value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns, and the compensation committee will evaluate what actions may be necessary or appropriate to address those concerns.

Recommendation

Our board of directors recommends a vote “FOR” the approval of the compensation of our named executive officers as disclosed in this proxy statement.

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PROPOSAL NUMBER 3

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by the Dodd-Frank Act, we also are asking our stockholders to provide their input with regard to the frequency of future stockholder advisory votes on our executive compensation programs, such as Proposal Number 2 of this proxy statement. In particular, we are asking whether the advisory vote on executive compensation should occur once every year, every two years or every three years.

After considering this agenda item, our board of directors has determined that an annual advisory vote on executive compensation is the most appropriate alternative for Fluidigm. The board of director’s determination was influenced by the fact that the compensation of our named executive officers is evaluated, adjusted, and approved on an annual basis. As part of the annual review process, the board of directors believes that stockholder sentiment should be a factor that is taken into consideration by the board of directors and the compensation committee in making decisions with respect to executive compensation. By providing an advisory vote on executive compensation on an annual basis, our stockholders will be able to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. We understand that our stockholders may have different views as to what is the best approach for Fluidigm, and we look forward to hearing from our stockholders on this agenda item every year. Accordingly, our board of directors recommends that the advisory vote on executive compensation be held every year.

You may cast your vote by choosing the option of one year, two years, three years, or abstain from voting in response to the resolution set forth below:

“RESOLVED, that the option of once every year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which Fluidigm Corporation is to hold an advisory vote by stockholders to approve the compensation of Fluidigm Corporation named executive officers as set forth in the proxy statement relating to Fluidigm’s Annual Meeting of Stockholders under the caption

“Executive Compensation,” including the section captioned “Compensation Discussion and Analysis,” the tabular disclosure regarding executive compensation, and the accompanying narrative disclosure.”

Required Vote

The choice of frequency that receives the highest number of affirmative “FOR” votes will be considered the advisory vote of our stockholders. You may vote “FOR” one year, “FOR” two years, or “FOR” three years or “ABSTAIN.” A properly executed proxy marked “ABSTAIN” with respect to the frequency of the stockholder vote on executive compensation will not be voted with respect to such proposal although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will not affect on the outcome of this proposal.

Even though your vote is advisory and, therefore, will not be binding on Fluidigm, the board of directors and the compensation committee value the opinions of our stockholders and will consider our stockholders’ vote. Nonetheless, our board of directors may decide that it is in the best interests of our stockholders and Fluidigm to hold an advisory vote on executive compensation more or less frequently than the option voted by our stockholders.

Recommendation

Our board of directors recommends a vote “FOR” the option of ONCE EVERY YEAR as the frequency with which stockholders are provided an advisory vote on executive compensation.

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PROPOSAL NUMBER 4

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has selected Ernst & Young LLP, or E&Y, as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2011. During 2010, Ernst & Young LLP served as our independent registered public accounting firm and also provided certain audit-related services.

Notwithstanding its selection and even if our stockholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of Fluidigm and its stockholders. Our audit committee is submitting the selection of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If the appointment is not ratified by our stockholders, our audit committee may reconsider whether it should appoint another independent registered public accounting firm.

Representatives of Ernst & Young LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 requires the affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal. Unless marked to the contrary, executed proxies received will be voted “FOR” ratification of the appointment of Ernst & Young LLP.

Recommendation

Our board of directors recommends a vote FOR the ratification of the selection of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

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Principal Accounting Fees and Services

The following table sets forth the aggregate fees for audit services provided by E&Y for the years ended December 31, 2010 and December 31, 2009:

	2010	2009
Audit fees (1)	$1,256,000	$663,000
Audit-related fees (2)	3,000	16,800
Total fees	$1,259,000	$679,800

(1)	Audit fees consist of fees billed or to be billed by E&Y for professional services rendered for the audit of the Company’s annual financial statements for 2010 and 2009. Fees for 2010 also include fees associated with the Company’s initial public offering.
(2)	Audit-related fees relate to an online subscription for accounting information.

Policy on Audit Committee Pre-Approval of Services Performed by Independent Registered Public Accounting Firm

Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board, or PCAOB, regarding auditor independence, our audit committee has responsibility for appointing, setting compensation, and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee has established a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The audit committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date.

All of the services of E&Y for 2010 and 2009 described above were pre-approved by the audit committee.

Report of the Audit Committee

The audit committee assists the board in fulfilling its oversight responsibility over Fluidigm’s financial reporting process. It is not the duty of the committee to plan or conduct audits or to prepare Fluidigm’s financial statements. Management has the primary responsibility for preparing the financial statements and assuring their accuracy, effectiveness, and completeness. Management is also responsible for the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for auditing Fluidigm’s financial statements and internal control over financial reporting and expressing its opinion as to whether the statements present fairly, in accordance with accounting principles generally accepted in the United States, Fluidigm’s financial condition, results of operations, and cash flows. However, the audit committee does review and discuss the financial statements with management and the independent registered public accounting firm prior to the presentation of financial statements to our stockholders and, as appropriate, initiates inquiries into various aspects of Fluidigm’s financial affairs.

Unless the committee has reason to question its reliance on management or the independent registered public accounting firm, the members of the committee necessarily rely on information provided to them by and on the representations made by management and the independent registered public accounting firm. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles. Furthermore, the audit committee’s authority and oversight responsibilities do not independently assure that the audits of Fluidigm’s financial statements have been carried out in accordance with the standards of the PCAOB or that the financial statements are presented in accordance with accounting principles generally accepted in the United States.

In this context, the committee has met and held discussions with management and the independent registered public accounting firm to review Fluidigm’s audited 2010 consolidated financial statements (including the quality of Fluidigm’s accounting principles). Management represented to the committee that Fluidigm’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the committee consulted with management and the independent registered public accounting firm prior to approving the presentation of the audited 2010 consolidated financial statements to stockholders. The committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the PCAOB in Rule 3200T.

The audit committee has discussed with the independent accountant the independent accountant’s independence from Fluidigm and its management. As part of that review, the committee received the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. Based on the reviews and discussions referred to above, the audit committee recommended to the board, and the board approved, Fluidigm’s audited consolidated financial statements for the year ended December 31, 2010 for filing with the Securities and Exchange Commission as part of the Company’s Annual Report on Form 10-K. The committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

The Audit Committee

Patrick S. Jones (Chair)

Kenneth J. Nussbacher

Evan Jones

Raymond J. Whitaker, Ph.D.

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing by Fluidigm under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent Fluidigm specifically incorporates the Report of the Audit Committee by reference therein.

EXECUTIVE OFFICERS

The names of our executive officers, their ages, their positions with Fluidigm, and other biographical information as of June 30, 2011, are set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Gajus V. Worthington	41	President, Chief Executive Officer and Director

Vikram Jog	55	Chief Financial Officer

Fredric Walder	53	Chief Business Officer

Robert C. Jones	56	Executive Vice President, Research and Development

William M. Smith	60	Vice President, Legal Affairs, General Counsel and Secretary

Mai Chan (Grace) Yow	52	Vice President, Worldwide Manufacturing and Managing Director of Fluidigm Singapore Pte. Ltd.

Gajus V. Worthington is a Co-Founder of Fluidigm and has served as our President and Chief Executive Officer and a Director since our inception in June 1999. From May 1994 to April 1999, Mr. Worthington held various staff and management positions at Actel Corporation, a public semiconductor corporation. Mr. Worthington received a B.S. in Physics and an M.S. in Electrical Engineering from Stanford University.

Vikram Jog has served as our Chief Financial Officer since February 2008. From April 2005 to February 2008, Mr. Jog served as Chief Financial Officer for XDx, Inc., a molecular diagnostics company. From March 2003 to April 2005, Mr. Jog was a Vice President of Applera Corporation, a life science company that is now part of Life Technologies, Inc., and Vice President of Finance for its related businesses, Celera Genomics and Celera Diagnostics. From April 2001 to March 2003, Mr. Jog was Vice President of Finance for Celera Diagnostics and Corporate Controller of Applera Corporation. Mr. Jog received a Bachelor of Commerce degree from Delhi University and an M.B.A. from Temple University. Mr. Jog is a member of the American Institute of Certified Public Accountants.

Fredric Walder has served as our Chief Business Officer since May 2010. From August 1992 to April 2010 he served in various senior executive positions at Thermo Fisher Scientific, a laboratory equipment and supplies manufacturer, including as

Senior Vice President, Customer Excellence from November 2006 to April 2010 and Division President, Thermo Electron Corporation from January 2000 to November 2006. Mr. Walder holds a B.S. in Chemistry from the University of Massachusetts.

Robert C. Jones has served as our Executive Vice President, Research and Development since August 2005. From August 1984 to July 2005, Mr. Jones held various managerial and research and development positions at Applied Biosystems, a laboratory equipment and supplies manufacturer that was a division of Applera Corporation, including: Senior Vice President Research and Development from April 2001 to August 2005, Vice President and General Manager Informatics Division from 1998 to 2001, and Vice President PCR Business Unit from 1994 to 1998. Mr. Jones received a BSEE in Electrical Engineering and an MSEE in Computer Engineering from the University of Washington.

William M. Smith has served as our Vice President, Legal Affairs and General Counsel as well as our Secretary since May 2000 and served as a Director from May 2000 to April 2008. Mr. Smith served as an associate and then as a partner at the law firm of Townsend and Townsend and Crew, LLP from 1985 through April 2008. Mr. Smith received a J.D. and an M.P.A. from the University of Southern California and a B.A. in Biology from the University of California, San Diego.

Mai Chan (Grace) Yow has served as our Vice President, Worldwide Manufacturing, and Managing Director, Fluidigm Singapore Pte. Ltd., our Singapore subsidiary, since March 2006. From June 2005 to March 2006, Ms. Yow served as General Manager of Fluidigm Singapore Pte. Ltd. From August 2004 to May 2005, Ms. Yow served as Vice President Engineering (Asia) for Kulicke and Soffa, a public semiconductor equipment manufacturer. From March 1991 to July 2004, Ms. Yow served as Director, Assembly Operations, Plant Facilities and EHS, for National Semiconductor Singapore, a semiconductor fabrication subsidiary of National Semiconductor Corporation. Ms. Yow received a B.E. in Electronic Engineering from Curtin University, a Certificate in Management Studies from the Singapore Institute of Management and a Diploma in Electrical Engineering from Singapore Polytechnic.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

We seek to have a compensation program that supports a team ethic among our management, fairly rewards executives for corporate and individual performance and provides incentives for executives to meet or exceed our short and long term goals. The primary components of our compensation program are base salary, an annual incentive bonus plan, and option awards. In addition, we provide our executive officers with severance and change of control benefits and typical health and other benefits that are available generally to all salaried employees. Historically, our compensation committee has had principal responsibility for evaluating executive compensation, and either the compensation committee or the independent members of our board of directors were responsible for final approval. Since our initial public offering in February 2011, our compensation committee has had principal responsibility for approving executive compensation following consultations with our independent directors. In addition, to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended, equity incentives for executive officers will be approved, on recommendation of the compensation committee, by the special committee of our directors who qualify as “non-employee directors” pursuant to the rule.

For 2010, our named executive officers were:

•	Gajus V. Worthington, President and Chief Executive Officer,

•	Vikram Jog, Chief Financial Officer,

•	Fredric Walder, Chief Business Officer,

•	William M. Smith, Vice President, Legal Affairs and General Counsel, and

•	Robert C. Jones, Executive Vice President, Research and Development.

Objectives and Principles of Our Executive Compensation

The primary goal of our executive compensation program is to ensure that we hire and retain talented and experienced executives who are motivated to achieve or exceed our short-term and long-term corporate goals. As a starting point, we believe that it is critical that our executive officers work together as a team and look beyond departmental lines to achieve overall corporate goals rather than focusing exclusively on individual departmental objectives. Our compensation philosophy is team oriented as our success is dependent on what our management team can accomplish together. Therefore, we seek to provide our named executive officers with comparable levels of base salary, bonuses and annual equity awards that are based largely on overall company performance.

In determining the form and amount of compensation payable to our named executive officers, we are guided by the following objectives and principles:

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Team oriented approach to establishing compensation levels. Our team oriented approach is demonstrated by the fact that the salaries of our executive officers are very similar. While the compensation level of Mr. Worthington, our Chief Executive Officer, or CEO, is marginally higher than our other executive officers, it is based on our compensation philosophy of providing our named executive officers with comparable levels of compensation, rather than on levels reported in market surveys of other companies in the life science industry.

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Compensation should relate directly to performance and incentive compensation should constitute a significant portion of total compensation. We strongly believe that executive compensation should be directly linked to our performance. Our compensation program is designed so that a significant portion of the potential compensation of all of our executive officers is contingent on the achievement of our business objectives. In rewarding performance, we seek to reward both short and long term performance. We expect our executive leadership to manage our company so that we achieve our annual goals while at the same time positioning us to achieve our longer term strategic objectives. Short term elements of compensation include annual salary reviews, stock option awards and incentive bonuses that are tied closely to achieving our corporate goals and, to a lesser extent, on achieving departmental performance objectives. Long term elements of compensation have historically been limited to stock options with multi-year vesting designed to retain executives and align their long term interests with those of our stockholders. We also grant stock options with performance related vesting to more closely align the options awards with performance.

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Align compensation decisions with internal considerations rather than industry benchmarks. We believe that hiring and retaining well performing executives is important to our ongoing success. While we have at times reviewed generally available surveys on executive compensation to confirm that our compensation decisions do not result in compensation levels that are dramatically different from other companies in our industry, the compensation committee has not in the past attempted to benchmark our executive compensation against any particular indices or salary surveys. While occasional review of market surveys is considered helpful, the compensation committee has historically placed substantially greater weight on internal considerations than on position-specific pay differences found in the market.

Except as described below, neither the board of directors nor the compensation committee has adopted any formal or informal policies or guidelines for allocating compensation between cash and non-cash compensation, among different forms of non-cash compensation or with respect to long and short term performance. The determination of our board of directors or compensation committee as to the appropriate use and weight of each component of executive compensation is subjective, based on their view of the relative importance of each component in meeting our overall objectives and factors relevant to the individual executive. Historically, our board of directors has focused significantly on the affordability of our compensation arrangements. As a result, when weighting forms of compensation, our board of directors and compensation committee have historically placed greater emphasis on non-cash equity incentive compensation together with base salary.

In the future, we may periodically engage the services of a compensation consultant to assist us in further aligning our compensation philosophy with our corporate objectives. In addition, in order to attract and retain key executives, we may be required to modify individual executive compensation levels to remain competitive in the market for such positions.

Compensation Process and Compensation Committee

From January through May 2010, the compensation committee consisted of Messrs. Colella, Nussbacher and Hunkapiller, who was formerly a member of our board of directors. After Mr. Hunkapiller’s resignation from the board, the compensation committee was restructured to consist of Mr. Colella and Dr. Whitaker, each of whom is an independent director under Nasdaq rules but is not a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Effective April 2011, Evan Jones was appointed to the compensation committee and the compensation committee was reconstituted to consist of Samuel D. Colella (Chairman), Evan Jones, John Young and Raymond J. Whitaker, Ph.D. Our board of directors determined that Evan Jones is an independent director under Nasdaq rules and a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

The compensation committee is responsible for evaluating our compensation structure and goals and individual compensation levels. Depending on the authority granted to it by the board of directors, the compensation committee either approves specific compensation decisions or makes recommendations to our board of directors for consideration and approval by the independent members of the board. The compensation committee makes its compensation recommendations based on input from Mr. Worthington and the judgment of its members based on their tenure and experience in our industry.

The compensation committee has the responsibility for formulating, evaluating and recommending to our board of directors the compensation of our executive officers. Our annual compensation review process is initiated by Mr. Worthington who performs a review of the performance of each executive officer in the prior year and makes proposals regarding the elements of compensation, corporate and individual goals and compensation levels for our executive officers including himself. Mr. Worthington’s proposals for compensation structure, goals and individual compensation levels are typically based on discussions with and directions from members of the compensation committee.

Compensation levels and mix for Mr. Worthington, our Chief Executive Officer, are determined by the compensation committee based on the committee’s assessment of our overall corporate performance and Mr. Worthington’s contribution to that performance. While Mr. Worthington provides input on his compensation, he does not participate in compensation committee or board deliberations regarding his own compensation. As it does for other members of our executive team, the compensation committee determines Mr. Worthington’s compensation based on achievement of corporate and departmental objectives, his individual performance, and compensation levels of other members of our executive team, rather than attempting to tie Mr. Worthington’s compensation to a specific percentile of CEO compensation reported in market compensation surveys.

In addition, to comply with Rule 16b-3 of the Securities Exchange Act of 1934, equity incentives for executive officers will be approved, on recommendation of the compensation committee, by the special committee of our directors who qualify as “non-employee directors” pursuant to the rule. The compensation committee met three times during 2010.

The compensation committee has the authority under its charter to engage the services of outside advisors, compensation experts and others for assistance and has sole authority to approve the terms of any such engagement. The compensation committee did not engage any such advisors in 2010 nor did it rely on any compensation surveys.

Corporate and Departmental Performance Goals

2010 Corporate Goals. Our 2010 corporate goals were proposed by Mr. Worthington and revised and approved by our compensation committee. These goals were developed in January 2010, and our operating plan at that time assumed that we would not engage in any significant fundraising activities during 2010. The 2010 corporate goals were (i) ending 2010 with $5 million of available cash, (ii) releasing the FC1 thermal cycler in the second quarter, releasing the FR48.48 Dynamic Array chip in the second quarter, entering into a non-invasive pre-natal diagnostic collaboration by the second quarter, releasing a BioMark system with a high throughput thermal cycler in the third quarter, and having a peer-reviewed article published in a specific field by the third quarter, (iii) increasing our identified sales opportunities to specified levels for each of our three actively marketed microfluidic systems, (iv) achieving a ratio of 64% for cost of product sales divided by total revenue for 2010, and (v) profitability for the fourth quarter. The compensation committee believed attaining the 2010 corporate goals would take a high level of executive performance. The committee did not assign weights to these goals when they were approved but reserved the authority to assign weights to them when determining bonuses and performance stock option vesting.

2010 Departmental Goals. The compensation committee did not define specific departmental goals in 2010 as it felt that the corporate goals were broad and challenging enough that it was sufficient that each department focus on achieving those goals. As such, the compensation committee decided to determine the departmental component of bonuses based on the extent to which each executive’s performance contributed to achieving or not achieving the corporate goals.

2011 Corporate Goals. Our 2011 corporate goals were proposed by Mr. Worthington and approved by our compensation committee. The 2011 goals are: (i) achieving a specified level of product revenue, (ii) achieving a specified level of grant and collaboration revenue, (iii) achieving specified levels of total revenue in each quarter, (iv) achieving specified product margins in each quarter, and (v) achieving a specified cost structure for the corporation as a whole by the 4th quarter of 2011.

The compensation committee believes that these goals would be achievable with a high level of executive performance. The compensation committee decided to give each of the product revenue and quarterly total revenue goals twice the weight as the non-revenue goals, and the grant and collaboration revenue goal half of the weight of the non-revenue goals. The compensation committee retains the discretion to alter these weightings when it ultimately determines bonuses.

2011 Departmental Goals. For 2011, the compensation committee determined not to set departmental goals. Instead, certain elements of executive compensation will be based on performance evaluations of each executive officer.

Elements of Executive Compensation

Our executive compensation program consists of four main elements: base salary, an annual incentive bonus plan, option awards and change of control arrangements. The following is a discussion of each element.

Base Salary

Our compensation committee and board of directors have developed our compensation policy with the view that our company and its stockholders would be best served if compensation policies focused on creating a team ethic among our executive officers. A central element of this policy is that a team ethic will be best supported if all executive officers received approximately the same salary, with Mr. Worthington receiving a somewhat higher base salary to reflect the substantial additional responsibility he has as Chief Executive Officer.

In January 2010, the compensation committee reviewed 2009 base salaries in light of general market conditions in the San Francisco Bay Area life science industry and our financial condition. The compensation committee concluded that economic conditions locally and nationally had stabilized during 2009 and were improving but were not yet robust. The compensation committee also concluded that hiring in the life science industry in the San Francisco Bay Area had increased somewhat and that there was greater competition for executive talent. The compensation committee’s assessment of general market conditions in the life science industry, and the life science industry in the San Francisco Bay Area in particular, was based on the experience of the committee members who were and are actively involved in venture capital investing in such industry and area. The compensation committee did not rely on any formal compensation survey data in making its assessment.

As our executive officers had forgone raises in 2009, the compensation committee felt that modest raises of between 2% and 4% for 2010 were appropriate to keep our executive salaries competitive. Where each executive fell in this range was based on the executive’s performance in 2009 including achievement of departmental goals. The compensation committee approved the following base salaries for 2010: Gajus V. Worthington, $303,644, an increase of 3%; Vikram Jog, $289,120, an increase of 4%; Robert C. Jones, $281,112, an increase of 2%; and William M. Smith, $286,624, an increase of 4%.

In May 2010, we hired Fredric Walder to be our Chief Business Officer with an annual salary of $290,000 which is similar to the salaries of our other named executive officers. In addition, in order to induce him to relocate to California from Wisconsin, we agreed to reimburse up to $175,000 of relocation expenses and reimburse, with a tax gross up, the costs of his commuting from Wisconsin to California prior to his relocation.

In March 2011, the compensation committee reviewed our executives’ base salaries using the same methodology employed in 2010. The compensation committee concluded that significant competition remained for executive talent in our industry, but that overall wage levels for executives at life science companies in the San Francisco Bay Area had increased only slightly during 2010. The compensation committee therefore decided to increase the base salaries of our executives between 2% and 5% with the exact percentage being determined based on each executive’s success in executing his or her departmental responsibilities during 2010 or, in the case of Mr. Worthington, based on his leadership and management performance. The base salaries for our named executive officers for 2011 are as follows: Gajus V. Worthington, $350,000, an increase of 15.26% (as approved by our compensation committee on May 18, 2011, which increase in salary became effective as of January 1, 2011); Vikram Jog, $303,576, an increase of 5%; Robert C. Jones, $288,140, an increase of 2.5%; William M. Smith,

$300,955, an increase of 5%; and Frederic Walder, $296,757, an increase of 2.3%. Mr. Walder received a pro-rated percentage increase to reflect the fact that he was employed by us for only part of 2010.

Incentive Bonus Plan

For 2010, the compensation committee and the board of directors established a bonus structure for all named executive officers that provided for performance bonuses of up to 35% of base salary for each officer. 80% of the performance bonus was payable based upon our reaching our corporate goals described above, and the remaining 20% was payable to each executive based on the attainment of the departmental goal described above. Payment of performance bonuses was allocated among corporate and departmental goals in this manner in recognition of our compensation philosophy in which the compensation committee sought to incentivize executive officers to look beyond their departmental goals and work with other executive officers to achieve our overall corporate goals. The entire bonus of 35% of salary was payable to an executive only if all of the corporate goals and all of his departmental goals were attained. If a particular corporate or departmental goal was only partially attained, then the compensation committee would determine in its discretion whether all, part, or none of the portion of the bonus tied to that goal would be awarded; provided that, no bonus was payable with respect to a corporate goal where performance was less than 80% of the targeted level. The 80% requirement was set so that executives would receive a bonus only for high levels of performance. The weighting of the corporate goals was not pre-determined as the compensation committee wished to retain the ability to adjust the bonus payments based on an analysis of how attainment or failure to attain each particular goal impacted us. The compensation committee also retained the discretion to change the bonus structure and increase or decrease the bonus payment amounts as it considered appropriate.

Achievement of Corporate Goals in 2010. In March 2011, the compensation committee reviewed our performance in 2010 and determined that two of our five goals had been fully met, two had been partially met and one had not been met. Specifically it concluded that:

(i)	We had fully met our cash goal as we ended 2010 with more than $5 million of cash;
(ii)	We had partially met our product development goals as we had released all three of the specified products, but two were late, and had entered into a non-invasive pre-natal diagnostic collaboration in the second quarter, but had not achieved publication of a peer-reviewed article. Because taken together we had made significant product development progress, the compensation committee decided to award 75% of the bonus tied to achievement of this goal;

(iii)	We had partially met our sale opportunities goal as the specified level of sales opportunities were attained for two out of the three systems. The compensation committee decided to award 60% of the bonus tied to achievement of this goal;

(iv)	We had fully met our goal of achieving a ratio of 64% for cost of product sales divided by total revenue for 2010; and

(v)	We had failed to meet the goal of profitability in the fourth quarter.

The compensation committee decided to give each of these goals equal weight as each goal represented a significant element necessary for the company’s success. Applying the percentage achievement of each goal to this weighting of the goals, the compensation committee determined that our goals had been 67% met which it then rounded up to 70%. As a result each executive officer was entitled to receive a bonus equal to 20% of their base salary for attainment of the corporate goals.

Achievement of Departmental Goals in 2010. The compensation committee also considered the achievement of 2010 departmental performance goals in March 2010. It determined that all executives had performed equally well in supporting the attainment of our corporate goals and that as the corporate goals had been 70% obtained, it was appropriate to consider the departmental goals for all departments to be 70% obtained. As a result, each executive officer was entitled to receive a bonus equal to 5% of his or her base salary for attainment of the departmental goals.

We intend for the bonus plan to provide a significant portion of an executive’s potential compensation. It is designed to help ensure that executives are focused on our near-term performance and on working together to achieve key corporate objectives. We expect that corporate goals will be reviewed each year and adjusted to reflect changes in our stage of development, competitive position and corporate objectives. As discussed above, the compensation committee and the board of directors retain the discretion to award compensation absent attainment of a relevant performance goal and to reduce the size of an award following attainment of a relevant performance goal, and exercised that discretion for 2010. We believe that maintaining this flexibility is helpful in ensuring that executives are appropriately compensated for their performance and are neither rewarded nor penalized as a result of unusual circumstances not foreseeable at the time the goals were developed.

In 2011, the compensation committee adopted an executive bonus plan that creates a structure for our executive bonuses from year to year, while allowing the compensation committee to adopt specific programs each year. Our 2011 bonus program will be similar to our 2010 program. As in 2010, executive officers will be eligible for a bonus of up to 35% of their base salary and 80% of that bonus will be based on attainment of our 2011 corporate goals. The remaining 20% of the bonus will be awarded based on a performance evaluation of each executive officer conducted by the compensation committee with input from our chief executive officer. Furthermore, on May 18, 2011, our compensation committee approved an accelerator provision for potential payouts above target under the 2011 performance period pursuant to which achievement of corporate goals in excess of established targets could result in payouts to executive officers of up to 50% of base salaries. Our compensation committee retains the authority to provide for cash incentive awards under our cash incentive plans in excess of the target base salary percentages if it determines appropriate in its discretion. The compensation committee also retains the authority to reduce or eliminate awards or provide for partial payment if performance goals are only partially met. The compensation committee may determine the amount of any reduction on the basis of such factors as it deems relevant and is not required to prospectively establish any weighting with respect to the factors it considers.

Option Awards

We grant options to new executives upon the commencement of their employment and on an annual basis consider making additional grants to existing executives based on our overall corporate performance, individual performance and the executives’ existing option grants and equity holdings. In addition, on an annual basis we make option grants to our executive officers that have provisions for accelerated vesting if corporate or departmental goals are achieved or, as in 2011, on the basis of a performance evaluation. We believe that option awards are an effective means of aligning the interests of executives and stockholders, rewarding executives for our achieving success over the long term and providing executives an incentive to remain with us.

For 2010, the compensation committee approved two performance based option grants to each of our executive officers—one based on attainment of our 2010 corporate goals and one based on attainment of the executive’s 2010 departmental goals. Though these awards had been discussed in January 2010, they were not formally granted until January 2011. Each executive was awarded an option to purchase 5,780 shares related to the achievement of departmental goals and an option to purchase 5,780 shares related to attainment of corporate goals. While the number of shares subject to each grant was fixed, the options were considered performance based because the vesting schedule associated with each grant was tied to achievement of corporate or departmental goals for 2010. The compensation committee’s selection of an aggregate grant of 11,560 shares was based on the committee’s determination that such number of shares would provide meaningful compensation to our executive officers and meaningful incentive to achieve the corporate and departmental goals. The committee did not rely on compensation surveys or other third party sources in arriving at this number.

•

For the first option grant, 25% of the shares subject to the grant would vest on April 1, 2011 and 1/48th of the shares would vest each month thereafter; provided, that a percentage of the option equal to the percentage of corporate goals that were achieved would become fully vested as of December 31, 2010. Thus, for 2010, because the committee determined that

70% of our corporate goals had been achieved, 70% of the performance options related to the attainment of corporate goals vested effective as of December 31, 2010. 25% of the remaining 30% of such performance options vested on April 1, 2011 and 1/48th of the remaining unvested shares will vest each month thereafter.

•

For the second option grant, all of the shares subject to the option would vest on April 1, 2014, provided that a percentage of the option equal to the percentage of the executive’s departmental goals that were achieved would become fully vested effective as of December 31, 2010. Thus, for each executive officer 70% the shares subject to the option became vested on December 31, 2010 and the remaining shares will vest on April 1, 2014.

We believe that these performance related option grants provide an additional incentive for executives to achieve corporate and departmental goals for each year while also providing them a form of compensation that is appropriately linked to our long term success.

In connection with the commencement of his employment with us, we granted Fredric Walder an option to purchase 115,606 shares of our common stock. The compensation committee determined that this amount would ensure that a significant portion of Mr. Walder’s compensation was tied to the value of our equity and to provide him a potential ownership interest that was comparable to the potential ownership interests of the other named executive officers, other than Mr. Worthington, who is one of our co-founders.

The compensation committee is evaluating whether to grant (which grant would be approved by our special committee of “independent directors”) our executives performance related option grants for 2011.

Employment and Severance Agreements

We have entered into Employment and Severance Agreements with each of our named executive officers that provide for specified payments and benefits if the officer’s employment is terminated without cause, or if the officer’s employment is terminated without cause or for good reason within 12 months following a change of control. The terms of these agreements are described under “Potential

Payments upon Termination or Change of Control.” We adopted these arrangements because we recognize that we will from time to time consider the possibility of an acquisition by another company or other change of control transaction and that such consideration can be a distraction to our executive officers and can cause such officers to consider alternative employment opportunities. Accordingly, our board of directors concluded that it is in the best interests of our company and its stockholders to provide executives with certain severance benefits upon termination of employment without cause or for good reason following a change of control. Our board determined to provide such executives with certain severance benefits upon their termination of employment without cause outside of the change of control context in order to provide executives with enhanced financial security and incentive to remain with our company. In addition, we believe that providing for acceleration of options if an officer is terminated following a change of control transaction aligns the executive officer’s interest more closely with those of other stockholders when evaluating the transaction rather than putting the officer at risk of losing the benefits of those equity incentives.

In determining the amount of cash payments, benefits coverage and acceleration of vesting to be provided to officers upon termination prior to a change of control or within 12 months following a change of control, our board considered the following factors:

•	the expected time required for an officer to find comparable employment following a termination event;

•	feedback received from potential candidates for officer positions at our company as to the level of severance payments and benefits they would require to leave other employment and join our company;

•

in the context of a change of control, the amount of vesting acceleration that would align the officer’s interests more closely with the interests of stockholders when considering a potential change of control transaction; and

•	the period of time following a change of control during which management positions are evaluated and subject to a heightened risk of elimination.

In addition, all outstanding options granted to our employees will become fully vested upon a change of control if the options are not assumed by the acquiring company.

Other Benefits

Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability, accidental death and dismemberment insurance, and our 401(k) plan, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including our executive officers, which we believe are comparable to those provided at peer companies.

Accounting and Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, or Code, places a limit of $1,000,000 on the amount of compensation that we may deduct as a business expense in any year with respect to our Chief Executive Officer and certain of our highly paid executive officers. We can, however, preserve the deductibility of certain performance-based compensation in excess of $1,000,000 if the conditions of Code Section 162(m) are met. Under applicable tax guidance for newly-public companies, the deduction limitation generally will not apply to compensation paid pursuant to any plan or agreement that existed before the company became publicly held. In addition, compensation provided by newly-public companies through the first stockholder meeting to elect directors after the close of the third calendar year following the year in which the initial public offering occurs, or earlier upon the occurrence of certain events (e.g., a material modification of the plan or agreement under which the compensation is granted), will not be included for purposes of the Code Section 162(m) limit provided the arrangement was adequately described in the prospectus relating to our initial public offering. Accordingly, we believe that deductibility of all income recognized by executives pursuant to equity compensation granted by us through the expiration of the reliance period, will not be limited by Code Section 162(m). While the compensation committee cannot predict how the deductibility limit may impact our compensation program in future years, the compensation committee intends to maintain an approach to executive compensation that strongly links pay to performance. While the compensation committee has not adopted a formal policy regarding tax deductibility of compensation paid to our executive officers, the compensation committee intends to consider tax deductibility under Section 162(m) as a factor in compensation decisions.

Code Section 409A imposes additional taxes on certain non-qualified deferred compensation arrangements that do not comply with its requirements. These requirements regulate an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Code Section 409A generally also provides that distributions of deferred compensation only can be made on or following the occurrence of certain events (i.e., the individual’s separation from service, a predetermined date, a change in control, or the individual’s death or disability). For certain executives, Code Section 409A requires that such individual’s distribution commence no earlier than six (6) months after such officer’s separation from service. We have and will continue to endeavor to structure our compensation arrangements to comply with Code Section 409A so as to avoid the adverse tax consequences associated therewith.

Compensation Committee Report

The compensation committee oversees Fluidigm’s compensation policies, plans, and benefit programs. The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Samuel D. Colella (Chair)

Evan Jones

John Young

Raymond J. Whitaker, Ph.D.

The Report of the Compensation Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing by Fluidigm under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent Fluidigm specifically incorporates the Report of the Compensation Committee by reference therein.

Summary Compensation Table

The following table provides information regarding the compensation of our chief executive officer, chief financial officer and each of the next three most highly compensated executive officers during our fiscal year ended December 31, 2010, together referred to as our “named executive officers” for the fiscal years ended December 31, 2010 and December 31, 2009.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Other Compensation (2)		Total ($)
Gajus V. Worthington	2010	303,644	—	75,911	—		379,555
President and Chief Executive Officer	2009	294,840	203,948	59,402	—		558,190
Vikram Jog	2010	289,120	—	72,280	—		361,400
Chief Financial Officer	2009	278,000	246,340	66,720	—		591,060
Robert C. Jones	2010	281,112	—	70,278	—		351,390
Executive Vice President Research and Development	2009	275,600	133,224	51,675	—		460,499
William M. Smith	2010	286,624	—	71,656	—		358,280
Vice President, Legal Affairs, and General Counsel	2009	275,600	190,875	64,215	—		530,590
Fredric Walder	2010	166,750	194,000	44,950	32,073	(3)	437,773
Chief Business Officer

(1)	Amounts represent the aggregate fair market value of options granted in the year indicated to the named executive officer calculated in accordance with FASB ASC 718 without regard to estimated forfeitures. For options granted in connection with our repricing, only the incremental value of the grant is included. See Note 10 of the notes to our audited consolidated financial statements for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock options.

(2)	The amounts in this column for 2009 and 2010 represent total performance-based bonuses earned for service rendered during fiscal 2009 and 2010, respectively, under our incentive bonus plan. For a description of our 2010 bonus plan, please see “Incentive Bonus Plan” under “Compensation Discussion and Analysis” above.

(3)	Represents amounts paid to Mr. Walder to reimburse him for the cost of commuting to California prior to his relocation, including a tax gross up.

Grants of Plan-Based Awards

The following table presents information concerning each grant of an award made to a named executive officer in fiscal 2010 under any plan.

Name	Grant Date	Estimated Payouts Under Non-Equity Incentive Plan Awards Target ($)(3)	All Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Gajus V. Worthington	12/2/2010	106,275	—	—	—
Vikram Jog	12/2/2010	101,192	—	—	—
Robert C. Jones	12/2/2010	98,389	—	—	—
William M. Smith	12/2/2010	100,318	—	—	—
Fredric Walder	8/26/2010	—	115,606	4.45	194,000
	12/2/2010	58,363	—	—	—

(1)	Our shares of common stock were not publicly traded during 2010. The exercise price of all options was the fair value of a share of our common stock on the date of grant as determined in good faith by our board of directors.
(2)

Amounts represent the grant date fair value of the stock options, calculated in accordance with FASB ASC Topic 718 without regard to estimated forfeitures, or, in the case of grants made as part of our repricing, amounts represent the incremental fair value of the stock options granted calculated in accordance with FASB ASC Topic 718. See note 10 of the notes to our audited consolidated financial statements for a discussion of assumptions made in determining the grant date fair value or incremental fair value of our stock options.
(3)	Amounts in this column represent the maximum amount payable to each of our Named Executive Officers pursuant to our 2010 bonus plan for attainment of 2010 corporate and departmental goals. The grant date listed for these amounts in the table above corresponds to the date on which our compensation committee set the maximum amount payable to each of our Named Executive Officers pursuant to our 2010 bonus plan and confirmed the 2010 corporate and departmental goals to be used in the final determination of such bonus amounts.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information concerning unexercised options for each named executive officer outstanding as of the end of fiscal 2010.

Name	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Gajus V. Worthington	33,030	(2)	—		3.39	01/17/2015
	25,598	(3)	—		4.45	05/08/2017
	8,257	(5)	—		4.08	11/17/2019
	8,257	(5)	—		4.08	11/17/2019
	11,560	(15)	—		4.45	4/23/2018
	11,560	(23)	—		4.45	4/23/2018
	2,601	(6)	3,179	(4)	4.08	11/17/2019
	4,768	(7)	1,011	(4)	4.08	11/17/2019
	4,065	(25)	10,948	(4)	4.08	11/17/2019
Vikram Jog	82,576	(8)	—		4.45	2/6/2018
	8,257	(9)	—		4.45	2/6/2018
	8,257	(10)	—		4.45	2/6/2018
	5,780	(6)	—		4.08	11/17/2009
	4,768	(7)	1,011	(4)	4.08	11/17/2009
Robert C. Jones	66,060	(11)	—		3.39	08/03/2015
	13,211	(12)	—		4.45	05/07/2017
	8,257	(13)	—		4.45	4/23/2018
	8,257	(24)	—		4.45	4/23/2018
	6,605	(14)	—		4.45	4/23/2018
	11,560	(15)	—		4.45	4/23/2018
	1,156	(6)	4,624	(4)	4.08	11/17/2019
	4,768	(7)	1,011	(4)	4.08	11/17/2019
William M. Smith	6,440	(16)	—		1.82	12/04/2011
	28,901	(17)	—		1.82	7/15/2013
	7,431	(18)	—		2.42	4/18/2014
	16,515	(19)	—		3.39	01/17/2015
	16,515	(20)	—		4.45	08/14/2016
	12,143	(21)	—		4.45	05/07/2017
	7,344	(22)	—		4.45	05/07/2017
	11,560	(15)	—		4.45	4/23/2018
	11,560	(23)	—		4.45	4/23/2018
	8,257	(13)	—		4.45	4/23/2018
	8,257	(24)	—		4.45	4/23/2018
	5,202	(6)	578	(4)	4.08	11/17/2019
	4,768	(7)	1,011	(4)	4.08	11/17/2019
Fredric Walder	—	(26)	115,606	(4)	4.45	8/25/2020

(1)	Unless otherwise noted, all option grants may be exercised pursuant to a restricted stock purchase agreement prior to vesting; any shares purchased prior to vesting are subject to a right of repurchase in our favor in the event the individual ceases to provide services to us for any reason which right lapses in accordance with the vesting schedule of the option.
(2)	These options were granted on January 18, 2005 and vested over 4 years. 20% of the shares subject to the stock option vested one year after grant, 1.667% of the shares vested at the end of each monthly period during the subsequent year, and 2.5% of the shares vested at the end of each monthly period thereafter.
(3)	This option was originally granted on May 8, 2007 and was re-granted on December 23, 2009 as part of our option re-pricing. 12,436 of the shares subject to this grant were vested as of re-grant date, 11,560 shares vested as of February 1, 2010, and 533 shares vest each month thereafter.
(4)	This option may not be exercised prior to vesting.
(5)	These options were granted on November 17, 2009. 6,399 shares subject to the options were vested as of the date of grant and 68 shares vest each month on after December 1, 2009.
(6)	These options were granted on November 17, 2009 and are performance related options tied to achievement of 2009 departmental goals. The remaining unvested shares subject to these grants will vest on December 31, 2012.
(7)	These options were granted on November 17, 2009 and are performance related grants tied to achievement of 2009 corporate goals. 6,100 of the unvested shares vested on December 31, 2009, 563 shares vested on April 1, 2010 and 46 shares vest at the end of each month thereafter.
(8)	This option was originally granted on February 7, 2008 and was re-granted on December 23, 2009 as part of our option re-pricing. 3,526 of the shares subject to the grants were vested as of re-grant date, and 1,720 shares vest each month on and after January 7, 2010.
(9)	This option was originally granted on February 7, 2008 and was re-granted on December 23, 2009 as part of our option re-pricing. 5,215 of the shares subject to the grants were vested as of re-grant date, 97 shares vest each month on and after January 1, 2010 until March 1, 2012, and 171 shares will vest each month on and after March 1, 2012.
(10)	This option was originally granted on February 7, 2008 and was re-granted on December 23, 2009 as part of our option re-pricing. 5,263 of the shares subject to this grant were vested as of re-grant date, 2,477 shares will vest on December 31, 2011 and 171 shares will vest each month thereafter.
(11)	This option was granted on August 3, 2005 and vested over 4 years. Twenty-five percent of the shares vested one year after grant and 2.083% of the shares vested each month thereafter.
(12)	This option was granted on May 8, 2007 and was re-granted on December 23, 2009 as part of our option re-pricing. 825 shares subject to this grant were vested as of the re-grant date, 11,560 shares vested as of February 1, 2010, and 275 shares vest each month thereafter.
(13)	This option was originally granted on April 23, 2008 and was re-granted on December 23, 2009 as part of our option re-pricing. 6,089 of the shares subject to the grant were vested as of re-grant date, 1,651 shares vest as of December 31, 2011, and 172 shares will vest each month thereafter.
(14)	This option was originally granted on April 23, 2008 and was re-granted on December 23, 2009 as part of our option re-pricing. 6,192 of the shares subject to the grant were vested as of re-grant date, and 136 shares vest each month on and after January 22, 2010.
(15)	These options were originally granted on April 23, 2008 and were re-granted on December 23, 2009 as part of our option re-pricing. None of the shares subject to the grants were vested as of re-grant date, 10,838 shares vest as of December 31, 2011, and 241 shares vest each month thereafter.
(16)	These stock options were granted on December 4, 2001 and vested over 4 years at the rate of 2.083% of the shares per month.
(17)	These stock options were granted on July 16, 2003 and vested over 4 years at the rate of 2.083% of the shares per month.
(18)	These stock options were granted on April 19, 2004 and vested over 4 years at the rate of 2.083% of the shares per month.
(19)	These stock options were granted on January 18, 2005 and vested over 4 years. 20% of the shares subject to the stock option vested one year after grant. 1.667% of the shares vested each month during the subsequent year and 2.5% of the shares vested each month thereafter.

(20)	This option was originally granted on August 15, 2006 and was re-granted on December 23, 2009 as part of our option re-pricing. 14,656 of the shares subject to the grant were vested as of re-grant date, 412 shares vest each month on and after January 1, 2010 until March 1, 2010, and 343 shares vest each month on and after March 1, 2010.
(21)	This option was originally granted on May 8, 2007 and was re-granted on December 23, 2009 as part of our option re-pricing. None of the shares subject to the grant were vested as of re-grant date, 11,343 shares vested February 1, 2010, and 253 shares vest each month thereafter.
(22)	This option was originally granted on May 8, 2007 and was re-granted on December 23, 2009 as part of our option re-pricing. 6,884 of the shares subject to the grant were vested as of re-grant date, and 153 shares vest each month on and after January 22, 2010.
(23)	This option was originally granted on April 23, 2008 and was re-granted on December 23, 2009 as part of our option re-pricing. 10,836 of the shares subject to the grant were vested as of re-grant date, and 241 shares vest each month on and after January 22, 2010.
(24)	These options were originally granted on April 23, 2008 and were re-granted on December 23, 2009 as part of our option re-pricing. 5,215 of the shares subject to the grants were vested as of re-grant date, 97 shares vest each month on and after January 1, 2010 until March 1, 2012, and 171 shares vest each month on and after March 1, 2012.
(25)	25% of the shares subject to this option vest on November 17, 2010 and 1/48th of the shares subject to the option vest every month thereafter.
(26)	25% of the shares subject to this option vest on August 25, 2011 and 1/48th of the shares vest every month thereafter.

Option Exercises and Stock Vested at Fiscal Year-End 2010

None of the named executive officers exercised any stock options during fiscal year 2010.

Pension Benefits & Nonqualified Deferred Compensation

The Company does not provide a pension plan for its employees and no named executive officers participated in a nonqualified deferred compensation plan during the fiscal year ended December 31, 2010.

Repricing of Outstanding Stock Options

In November 2009, we offered eligible holders of our stock options, including our executive officers and all our employees, the opportunity to exchange certain outstanding options for new options with an exercise price equal to the fair value of our common stock on December 23, 2009, the date on which this exchange offer ended. Options eligible for exchange included all options with an exercise price greater than $4.08 per share that remained outstanding and unexercised on December 23, 2009. We determined that the fair market value of our stock on December 23, 2009 was $4.45. The new options issued in this exchange were exercisable for the same number of shares as the old options and were subject to the same terms and conditions, except that the vesting period for the new options was extended by three months. Approximately 800,578 options were exchanged including 363,658 held by our directors and executive officers. We made this exchange offer because many of the outstanding options held by our employees had exercise prices significantly above the fair value of our common stock, and we believed that such options provided little incentive to employees. Our executive officers were entitled to participate in the exchange offer on the same basis as other employees because we intend for options to be an important form of incentive compensation for our executive officers.

Executive Bonus Plan

On March 22, 2011, the compensation committee of our board of directors adopted the Fluidigm Corporation Executive Bonus Plan, or bonus plan, to provide cash incentive payouts to selected employees of Fluidigm, including our executive officers. We currently expect to establish an annual cash incentive program under the bonus plan, with payment of awards being determined based all or in part on achievement of performance objectives established by the compensation committee in its discretion. Under this structure, each of our fiscal years would constitute a new performance period under the bonus plan.

Under the terms of our bonus plan, any of the following factors may be used as a performance objective:

•attainment of research and development milestones	•bookings	•business divestitures and acquisitions
•cash flow	•cash position	•contract awards or backlog
•customer renewals	•customer retention rates from an acquired company, business, unit or division	•earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings)
•earnings per share	•expenses	•gross margin
•growth in stockholder value relative to the moving average of the S&P 500 Index or another index	•internal rate of return	•market share
•net income	•net profit	•net sales
•new product development	•new product invention or innovation	•number of customers
•operating cash flow	•operating expenses	•operating income
•operating margin	•overhead or other expense reduction	•product defect measures
•product release timelines	•productivity	•profit
•return on assets	•return on capital	•return on equity
•return on investment	•return on sales	•revenue
•revenue growth	•sales results	•sales growth
•stock price	•time to market	•total stockholder return
•working capital	•departmental performance	•sales pipeline
•publicity or publication goals	•individual objectives such as peer reviews or other subjective or objective criteria

As determined by the compensation committee, performance goals may be based on generally accepted accounting principles, or GAAP, or non-GAAP results. Any actual results may be adjusted by the compensation committee for one-time items or unbudgeted or unexpected items when determining whether performance goals have been meet. Goals may be evaluated on the basis of any factors the committee determines relevant and may be on an individual, divisional, business unit, or company-wide basis. Performance goals may differ from participant to participant under the bonus plan and from award to award. In addition, our compensation committee may adjust the bonus pool established under the plan and any actual awards to be made under the plan, which may be at, below, or above targets established under the plan. Based on such factors as it may deem relevant, the committee may provide for partial payment of target awards under the plan if performance goals are partially met.

Employment Agreements and Offer Letters

Fredric Walder. We are party to an offer letter dated May 3, 2010 (as amended on November 8, 2010), with Fredric Walder, our Chief Business Officer. As Chief Business Officer, Mr. Walder is responsible for overseeing all global marketing activities, developing our global sales strategy, and managing our corporate brand and positioning. Under this offer letter, we employ Mr. Walder on an at-will basis for no specified term and agree to pay him an annual base salary of $290,000, which continues to be his base salary. We have also agreed to provide him with up to $175,000 in relocation benefits and to reimburse, with a tax gross up, his commuting costs prior to relocation. Pursuant to the offer letter, we granted him an option to purchase 115,606 shares of our common stock with an exercise price of $4.45, per share, the fair value of our common stock on the date of grant. 1/4 of the shares subject to this grant vest one year after the date of his commencement of employment with us and 1/48th of the shares vest at the end of each month thereafter subject to Mr. Walder’s continued employment with us at each applicable vesting date. Mr. Walder is also eligible to participate in our executive bonus plan and receive the same benefits upon termination or change of control as our other executive officers.

Potential Payments Upon Termination or Change of Control

We have entered into employment and severance agreements with Gajus V. Worthington, William M. Smith, Robert C. Jones, Vikram Jog and Fredric Walder, which require us to make payments if the named executive officer’s employment with us is terminated in certain circumstances.

Pursuant to our employment and severance agreements with our named executive officers, a “change of control” is defined as the occurrence of the following events:

•

any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, is or becomes the “beneficial owner,” as such term is defined in Rule 13d-3 under said Act, directly or indirectly, of our securities representing 50% or more of the total voting power represented by our then outstanding voting securities;

•

a change in the composition of our board occurring within a two-year period, as a result of which fewer than a majority of our directors are “incumbent directors,” which term is defined as either (i) our directors as of the execution date of the relevant agreement or (ii) directors who are elected, or nominated for election, to our board with the affirmative votes of at least a majority of the incumbent directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of our directors);

•

the date of the consummation of our merger or consolidation with any other corporation that has been approved by our stockholders, other than a merger or consolidation that would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by our voting securities or such surviving entity outstanding immediately after such merger or consolidation, or our stockholders approve a plan of our complete liquidation; or

•	the date of the consummation of the sale or disposition by us of all or substantially all of our assets.

Pursuant to our employment and severance agreements with our named executive officers, “cause” is defined as:

•	an act of dishonesty in connection with a named executive officer’s responsibilities as an employee;

•	a conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude;

•	gross misconduct;

•	an unauthorized use or disclosure of any of our proprietary information or of any other party to whom he or she owes an obligation of nondisclosure as a result of his or her relationship with us;

•	a willful breach of any obligations under any written agreement or covenant with us; or

•

a named executive officer’s continued failure to perform his or her employment duties after he or she has received a written demand of performance from us and has failed to cure such non-performance to our satisfaction within 10 business days after receiving such notice.

Pursuant to our employment and severance agreements with Gajus V. Worthington, William M. Smith, Robert C. Jones, Vikram Jog and Fredric Walder, “good reason” means the occurrence of one or more of the following events effected without the named executive officer’s prior consent, provided that he or she terminates his or her employment within one year thereafter:

•

the assignment to the named executive officer of any duties or a reduction of the named executive officer’s duties, either of which significantly reduces his or her responsibilities; provided that the continuance of his or her responsibilities at the subsidiary or divisional level following a change of control, rather than at the parent, combined or surviving company level following such change of control shall not be deemed “good reason” within the meaning of this clause;

•	a material reduction of the named executive officer’s base salary;

•	the relocation of the named executive officer to a facility or a location greater than 50 miles from his or her present location; or

•	a material breach by us of any material provision of the employment and severance agreement.

However, no act or omission by us shall constitute “good reason” if we fully cure that act or omission within 30 days of receiving notice from the named executive officer.

The employment and severance agreements provide that in the event the named executive officer’s employment is terminated by us or our successor without “cause” prior to a “change of control” or after 12 months following a “change of control” and the named executive officer executes a standard release of claims with us, the named executive officer is entitled to receive, in addition to such officer’s salary payable through the date of termination of employment and any other benefits earned and owed through the date of termination, the following cash payments:

•	an amount, payable in accordance with our customary payroll practices, equal to six months of the named executive officer’s base salary in effect immediately prior to the time of termination; and

•	reimbursement of costs and expenses incurred by the executive officer and his or her eligible dependents for coverage under group health plans, policies or arrangements sponsored by us for a period of up to six months, provided that such coverage is timely elected under COBRA or similar applicable state statute.

The employment and severance agreements further provide that in the event the named executive officer’s employment is terminated (i) by us or our successor without “cause” and within 12 months following a “change of control” or (ii) by the executive officer for “good reason” and within 12 months following a “change of control”, and in each case the named executive officer executes a standard release of claims with us, the executive officer is entitled to receive, in addition to such officer’s salary payable through the date of termination of employment and any other benefits earned and owed through the date of termination, the following cash payments and benefits:

•

an amount, payable in a lump sum, equal to the greater of (i) six months of the named executive officer’s base salary in effect immediately prior to the change in control or (ii) six months of the named executive’s officer’s base salary in effect immediately prior to the time of termination;

•

all outstanding unvested stock options, equity appreciation rights or similar equity awards then held by the named executive officer as of the date of termination will immediately vest and become exercisable as to all shares underlying such options;

•

any shares of restricted stock, restricted stock units and similar equity awards then held by the named executive officer will immediately vest and any of our rights of repurchase or reacquisition with respect to such shares will lapse as to all shares; and

•

reimbursement of costs and expenses incurred by the executive officer and his or her eligible dependents for coverage under group health plans, policies or arrangements sponsored by us for a period of up to six months, provided that such coverage is timely elected under COBRA or similar applicable state statute.

The following table describes the payments and benefits that each of our named executive officers would be entitled to receive pursuant to the employment and severance agreements, assuming that each of the following triggers occurred in December 31, 2010: (i) their employment was terminated without “cause” prior to or after 12 months following a “change of control” and (ii) their employment was terminated without “cause” or by them for “good reason” within 12 months following a “change of control”.

	Employment Terminated without Cause Prior to or After 12 Months Following Change of Control		Employment Terminated within 12 Months Following Change of Control(1)
Name and Principal Position	Severa- nce Paym- ents ($)(2)	Health Care Benefits ($)(3)	Equity Accele- ration ($)(4)	Sever- ance Paym- ents ($)(2)	Health Care Benefits ($)(3)
Gajus V. Worthington	147,420	12,327	265,209	147,420	12,327
Vikram Jog	139,000	12,327	318,254	139,000	12,327
Robert C. Jones	137,800	12,327	195,233	137,800	12,327
William M. Smith	137,800	10,737	167,608	137,800	10,737
Fredric Walder	145,000	12,327	1,046,245	145,000	12,327

(1)	Includes involuntary termination other than for cause, death or disability, and voluntary termination by the employee for good reason.
(2)	The amounts shown in this column are equal to six months of the named executive officer’s base salary as of December 31, 2010.
(3)	The amounts shown in this column are equal to the cost of covering the named executive officer and his or her eligible dependents under our benefit plans for a period of six months, assuming that such coverage is timely elected under COBRA.
(4)	The amounts shown in this column are equal to the spread value between (i) the unvested portion of all outstanding stock options, equity appreciation rights or similar equity awards held by the named executive officer on December 31, 2010 and (ii) the offering price of our common stock in our initial public offering of $13.50 per share.

In addition to the benefits described above, our 2009 Equity Incentive Plan and 1999 Stock Option Plan provide for full acceleration of all outstanding options in the event of a change of control of our company where the successor company does not assume our outstanding options and other awards in connection with such acquisition transaction. We estimate the value of this benefit for each named executive officer to be equal to the amount listed above in the column labeled “Equity Acceleration.”

Equity Compensation Plan Information

The following table summarizes the number of outstanding options, warrants and rights granted to our employees, consultants, and directors, as well as the number of shares of common stock remaining available for future issuance, under our equity compensation plans as of December 31, 2010.

	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (a)	Weighted Average Exercise Price of Outstanding Options and Rights (b)	Reserved for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders
1999 Stock Option Plan (1)	420,835	$3.59	—
2009 Equity Incentive Plan	1,354,769	$4.37	464,595
Equity compensation plans not approved by security holders	—	—	—
Total	1,775,604	$4.19	464,595

(1)	The 1999 Stock Option Plan was replaced by the 2009 Equity Incentive Plan in April 2009. 666,123 remaining shares available for grant under the 1999 Stock Option Plan were transferred to the 2009 Equity Incentive Plan and the 1999 Stock Option Plan was terminated for any new grants.

RELATED PERSON TRANSACTIONS AND SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Related Person Transactions

Investors’ Rights Agreement

We have entered into an investors’ rights agreement with certain holders of our common stock that provides for certain rights relating to the registration of their shares of common stock, including those issued upon conversion of their previously-held preferred stock.

Change in Control Agreements

We have entered into agreements providing termination and change of control benefits to certain of our executive officers as described under the caption “Potential Payments Upon Termination or Change of Control” above.

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our directors, executive officers, and certain controlling persons. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.

2011 Note Financing

In January 2011, we sold subordinated secured promissory notes, or the 2011 Notes, to certain of our existing investors for an aggregate purchase price of $5.0 million. The 2011 Notes accrue interest at a rate of 8% per year and all unpaid principal, accrued interest and any other amounts payable under the 2011 Notes are due and payable on the earliest to occur of: (i) the closing of the next transaction or series of transactions pursuant to which we issue and sell shares of our capital stock with the principal purpose of raising capital for aggregate gross proceeds of at least $25,000,000; (ii) the closing of a change of control of our company; (iii) January 6, 2012; or (iv) when, upon the occurrence and during the continuance of an event of default, such amounts are declared due and payable by the holders of a majority of the aggregate outstanding principal amount of the 2011 Notes. The notes are secured by substantially all of our assets excluding intellectual property. We repaid the 2011 Notes with a portion of the proceeds from our initial public offering.

Each investor who purchased a 2011 Note also received a warrant to purchase a number of shares of our Series E-1 convertible preferred stock equal to the quotient obtained by dividing (x) 25% of the principal amount of the 2011 Note purchased by such investor by (y) $12.11, which warrants are currently exercisable for rights to purchase an aggregate of 103,182 shares of our Series E-1 convertible preferred stock at a purchase price per share of $0.02.

In connection with these sales, we granted the investors certain registration rights with respect to the shares issuable upon exercise of the warrants.

The table below sets forth (i) the principal amount of 2011 Notes purchased by each of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of or any entities affiliated with any of the foregoing persons, and (ii) the number of shares of our Series E-1 convertible preferred stock that were issuable upon the exercise of warrants issued in connection with the purchase of our 2011 Notes.

Purchaser	Principal Amount of 2011 Note(s) Purchased	Number of Shares of Series E-1 Preferred Stock Issuable upon Exercise of Warrant(s) Issued in connection with 2011 Notes
Colella Family Trust U/D/T dated September 21, 1992(1)(4)	$400,000	8,257
Entities affiliated with Fidelity Funds(2)	533,625	11,015
Entities affiliated with Lehman Brothers Holdings, Inc.(3)	310,153	6,402
Entities affiliated with Versant Ventures(1)(4)	400,000	8,256
Vikram and Pratima Jog Family Trust u/a dated 6/23/2009(5)	100,000	2,064
Worthington Family Trust UAD 03/06/07(6)	25,000	515

Total	$1,768,778	36,509

(1)	Samuel D. Colella, a member of our Board of Directors and a managing director of Versant Ventures is a co-trustee of the Colella Family Trust U/D/T dated September 21, 1992.
(2)	Consists of a 2011 Note in the principal amount of $41,275 and a related warrant currently exercisable for 852 shares issued to Fidelity Contrafund: Fidelity Advisor New Insights Fund, a 2011 Note in the principal amount of $376,568 and a related warrant currently exercisable for 7,773 shares issued to Fidelity Contrafund: Fidelity Contrafund, and a 2011 Note in the principal amount of $115,782 and a related warrant currently exercisable for 2,390 shares issued to Variable Insurance Products Fund II: Contrafund Portfolio, which entities are aggregated for purposes of reporting share ownership information and collectively hold 5% or more of our capital stock.
(3)	Consists of a 2011 Note in the principal amount of $77,538 and a related warrant currently exercisable for 1,600 shares issued to Lehman Brothers Healthcare Venture Capital L.P., a 2011 Note in the principal amount of $17,341 and a related warrant currently exercisable for 357 shares issued to Lehman Brothers Offshore Partnership Account 2000/2001, L.P., a 2011 Note in the principal amount of $148,409 and a related warrant currently exercisable for 3,063 shares issued to Lehman Brothers P.A., LLC, and a 2011 Note in the principal amount of $66,865 and a related warrant currently exercisable for 1,380 shares issued to Lehman Brothers Partnership Account 2001/2001, L.P., which entities are aggregated for purposes of reporting our share ownership information and collectively hold 5% or more of our capital stock.
(4)	Consists of a 2011 Note in the principal amount of $8,000 and a related warrant currently exercisable for 164 shares issued to Versant Affiliates Fund 1-A, L.P., a 2011 Note in the principal amount of $16,800 and a related warrant currently exercisable for 346 shares issued to Versant Affiliates Fund 1-B, L.P., a 2011 Note in the principal amount of $7,200 and a related warrant currently exercisable for 148 shares issued to Versant Side Fund I, L.P. and a 2011 Note in the principal amount of $368,000 and a related warrant currently exercisable for 7,596 shares issued to Versant Venture Capital I, L.P., which entities are aggregated for purposes of reporting our share ownership information and collectively hold 5% or more of our capital stock. Samuel D. Colella, a managing director of Versant Ventures, is a member of our Board of Directors.
(5)	Vikram and Pratima Jog Family Trust u/a dated 6/23/2009 is controlled by Vikram Jog, our Chief Financial Officer.
(6)	Worthington Family Trust UAD 03/06/07 is controlled by Gajus V. Worthington, our President and Chief Executive Officer and a member of our Board of Directors.

Adjustment of Series E Conversion Price

In early December 2010, we engaged in discussions with the holders of our preferred stock to remove the requirement in our fifth amended and restated certificate incorporation that shares issued in our initial public offering must be issued at a price of at least $34.453 per share in order to cause the automatic conversion of our outstanding preferred stock into common stock. In addition, holders of our Series E preferred stock were entitled to an adjustment to the rate of conversion of such stock into common stock in the event that shares were sold in a public offering at a price per share of less than $24.22. Based on our expected offering price, our board concluded that this minimum price requirement and Series E preferred stock conversion rate adjustment could prevent, or at least add uncertainty to our initial public offering. In an effort to reduce this uncertainty, we proposed to amend our certificate of incorporation to remove the $34.453 minimum threshold for automatic conversion, adjust the Series E conversion price from $24.22 to $18.632 to give the holders of our Series E preferred stock some, but not all, of their expected conversion rate adjustment, and waive any further adjustment of the Series E conversion rate in connection with our initial public offering. As a result of this adjustment, upon a conversion of Series E preferred stock to common stock, each holder of Series E preferred stock was entitled to receive 1.30 shares of common stock for each share of Series E preferred stock. Our sixth amended and restated certificate of incorporation giving effect to these changes was approved by the holders of our common stock and preferred stock on January 6, 2011.

The table below sets forth the additional number of shares of common stock issued or issuable to our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of or any entities affiliated with any of the foregoing persons, as a result of the adjustment to the conversion rate of the Series E preferred stock. The table also sets out the value of the additional shares of common stock at the initial public offering price of $13.50.

Holder	Shares of common stock Issuable upon Conversion Before Adjustment of Series E Conversion Rate	Shares of common stock Issuable upon Conversion After Adjustment of Series E Conversion Rate	Additional Shares of common stock Issuable upon Conversion After Adjustment of Series E Conversion Rate	Value of Additional Shares of common stock Issuable upon Conversion After Adjustment of Series E Conversion Rate
Entities affiliated with Alloy Funds(1)	55,544	72,209	16,665	$224,978
Bruce Burrows(2)	106,531	138,496	31,965	$431,528
Entities affiliated with EuclidSR Funds(3)	91,266	118,648	27,382	$369,657
Biomedical Sciences Investment Fund Pte Ltd(4)	839,824	1,091,815	251,991	$3,401,879
Entities affiliated with InterWest Funds(5)	37,513	48,770	11,257	$151,970
Entities affiliated with Lehman Brothers Holdings, Inc.(6)	68,827	89,475	20,648	$278,748

Holder	Shares of common stock Issuable upon Conversion Before Adjustment of Series E Conversion Rate	Shares of common stock Issuable upon Conversion After Adjustment of Series E Conversion Rate	Additional Shares of common stock Issuable upon Conversion After Adjustment of Series E Conversion Rate	Value of Additional Shares of common stock Issuable upon Conversion After Adjustment of Series E Conversion Rate
SMALLCAP World Fund, Inc.(7)	773,470	1,005,551	232,081	$3,133,094
Entities affiliated with Versant Ventures(8)	108,853	141,512	32,659	$440,897
Entities affiliated with Fidelity Funds(9)	1,085,783	1,411,575	325,792	$4,398,192

Total	3,167,611	4,118,051	950,440	$12,830,943

(1)	Consists of 728 shares of our Series E Preferred Stock held of record by Alloy Partners 2002, L.P.; 27,043 shares of our Series E Preferred Stock held of record by Alloy Ventures 2002, L.P.; and 27,773 shares of our Series E Preferred Stock held of record by Alloy Ventures 2005, L.P. Michael Hunkapiller, an affiliate of Alloy Ventures, served a member of our Board of Directors until May 6, 2010.
(2)	Consists of 93,060 shares of our Series E Preferred Stock and a warrant to purchase 13,471 shares of our Series E Preferred Stock. Bruce Burrows is a holder of 5% or more of our capital stock. He served as a member of our Board of Directors from January 3, 2000 to January 15, 2008.
(3)	Consists of 36,461 shares of our Series E Preferred Stock and a warrant to purchase 9,172 shares of our Series E Preferred Stock held of record by EuclidSR Biotechnology Partners, L.P., and 36,461 shares of our Series E Preferred Stock and a warrant to purchase 9,172 shares of our Series E Preferred Stock held of record by EuclidSR Partners, L.P. Raymond J. Whitaker, Ph.D., an affiliate of Euclid SR Partners, is a member of our Board of Directors.
(4)	Consists of 806,088 shares of our Series E Preferred Stock and a warrant to purchase 33,736 shares of our Series E Preferred Stock. Biomedical Sciences Investment Fund Pte Ltd is a holder of 5% or more of our capital stock. Jeremy Loh, an affiliate of Biomedical Sciences Investment Fund Pte Ltd was previously a member of our Board of Directors.
(5)	Consists of 1,712 shares of our Series E Preferred Stock held of record by Interwest Investors VII, L.P. and 35,801 shares of our Series E Preferred Stock held of record by Interwest Partners VII, L.P. These affiliated entities collectively hold 5% or more of our capital stock.
(6)	Consists of 13,748 shares of our Series E Preferred Stock and a warrant to purchase 3,457 shares of our Series E Preferred Stock held of record by Lehman Brothers Healthcare Venture Capital L.P.; 3,075 shares of our Series E Preferred Stock and a warrant to purchase 773 shares of our Series E Preferred Stock held of record by Lehman Brothers Offshore Partnership Account 2000/2001, L.P.; 26,317 shares of our Series E Preferred Stock and a warrant to purchase 6,691 shares of our Series E Preferred Stock held of record by Lehman Brothers P.A. LLC; and 11,856 shares of our Series E Preferred Stock and a warrant to purchase 2,982 shares of our Series E Preferred Stock held of record by Lehman Brothers Partnership Account 2000/2001, L.P. These affiliated entities collectively hold 5% or more of our capital stock.
(7)	Consists of 757,073 shares of our Series E Preferred Stock and a warrant to purchase 16,397 shares of our Series E Preferred Stock. SMALLCAP World Fund, Inc. is a holder of 5% or more of our capital stock.
(8)	Consists of 1,589 shares of our Series E Preferred Stock and a warrant to purchase 369 shares of our Series E Preferred Stock held of record by Versant Affiliates Fund 1-A, L.P.; 3,989 shares of our Series E Preferred Stock and a warrant to purchase 1,090 shares of our Series E Preferred Stock held of record by Versant Affiliates Fund 1-B, L.P.; 1,610 shares of our Series E Preferred Stock and a warrant to purchase 419 shares of our Series E Preferred Stock held of record by Versant Side Fund I, L.P.; and 79,684 shares of our Series E Preferred Stock and a warrant to purchase 20,139 shares of our Series E Preferred Stock held of record by Versant Venture Capital I, L.P. Samuel D. Colella, an affiliate of Versant Ventures, is a member of our Board of Directors.
(9)	Consists of 83,193 shares of our Series E Preferred Stock held of record by Fidelity Contrafund: Fidelity Advisor New Insights Fund; 759,006 shares of our Series E Preferred Stock held of record by Fidelity Contrafund: Fidelity Contrafund; and 238,421 shares of our Series E
Preferred Stock and a warrant to purchase 5,163 shares of our Series E Preferred Stock held of record by Variable Insurance Products Fund II: Contrafund Portfolio. These affiliated entities collectively hold 5% or more of our capital stock.

Warrant Repricing

In August 2010, we allowed the holders of outstanding preferred stock warrants with exercise prices greater than $12.11 per share to amend such warrants to provide that (i) the exercise price of such warrants would be $12.11 per share and (ii) such warrants would be exercisable for (a) a number of shares of an alternative series of our preferred stock equal to the number of shares of the preferred stock issuable upon exercise of the non-repriced warrants and (b) an equivalent number of shares of our common stock, subject to such holder’s agreement to exercise the amended warrants immediately in full and for cash.

The table below sets forth the participation in the Warrant Repricing by our directors, executive officers and 5% stockholders and their affiliates.

Purchasers	Number of shares of Warrants Repriced	Number of shares of new preferred stock issued in connection with Warrant Repricing	Number of shares of common stock issued in connection with Warrant Repricing
Entities affiliated with Alloy Funds(1)	13,977	13,977	13,977
Entities affiliated with Fidelity Funds(2)	18,240	18,240	18,240
Entities affiliated with InterWest Funds(3)	14,143	14,143	14,143

Total	46,630	46,630	46,630

(1)	Consists of 183 shares issued to Alloy Partners 2002, L.P., 6,805 shares issued to Alloy Ventures 2002, L.P. and 6,989 shares issued to Alloy Ventures 2005, L.P.
(2)	Consists of 1,801 shares issued to Fidelity Contrafund: Fidelity Advisor New Insights Fund and 16,438 shares issued to Fidelity Contrafund: Fidelity Contrafund.
(3)	Consists of 646 shares issued to InterWest Investors VII, L.P. and 13,497 shares issued to InterWest Partners VII, L.P.

Economic Development Board Tax Incentive Proposal

On March 4, 2011, the Economic Development Board of Singapore, or EDB, notified the Company that it granted our application relating to potential tax incentives for our business in Singapore. The EDB is an agency of the Government of Singapore, and affiliated entities of EDB, BioMedical Sciences Investment Fund Pte. Ltd and Singapore Bio-Innovations Pte. Ltd., are holders of approximately 9% of our outstanding shares of common stock as of June 30, 2011. On April 24, 2011, we executed our acceptance of EDB’s tax incentive proposal. Under the terms of the proposal, we may become entitled to various tax incentives depending on the size and scope of our business in Singapore and on our aggregate investments in Singapore, in each case as of specified measurement dates. At this time, we do not expect the proposal acceptance to have a material impact on our business, operating results, or financial condition. Further, we cannot predict whether the proposal acceptance will have a material impact on our business, operating results, or financial condition in future periods because the availability of the tax incentives will depend entirely on the long-term development of our business.

Policy Concerning Audit Committee Approval of Related Person Transactions

Our board of directors and audit committee have adopted a formal policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of our audit committee, or other independent members of our board of directors if it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires Fluidigm’s directors, executive officers, and holders of more than 10% of its common stock to file with the SEC reports regarding their ownership and changes in ownership of Fluidigm’s securities. Fluidigm was not subject to Section 16(a) of the Exchange Act for fiscal year 2010.

SECURITY OWNERSHIP

The following table sets forth information, as of June 30, 2011, concerning, except as indicated by the footnotes below:

•	Each person who we know beneficially owns more than five percent of our common stock;

•	Each of our directors and nominees for the board of directors;

•	Each of our named executive officers; and

•	All of our directors and executive officers as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o Fluidigm Corporation, 7000 Shoreline Court, Suite 100, South San Francisco, California 94080.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 19,986,175 shares of common stock outstanding at June 30, 2011. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of June 30, 2011. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than one percent is denoted with an asterisk (“*”).

The information provided in the table is based on our records, information filed with the SEC, and information provided to Fluidigm, except where otherwise noted.

Name of Beneficial Owner	Shares Beneficially Owned	Shares Underlying Options	Total Shares Beneficially Owned	Percent of Shares Beneficially Owned
5% Stockholders:
Entities affiliated with the Singapore government(1)	1,799,511	—	1,799,511	9.00%
Entities affiliated with Fidelity Funds(2)	1,452,339	—	1,452,339	7.27%
Entities affiliated with Versant Funds(3)	1,050,940	—	1,050,940	5.26%
Directors and Named Executive Officers:
Gajus V. Worthington(4)	375,159	125,279	500,438	2.49%
Samuel D. Colella(5)	1,059,186	13,727	1,072,913	5.36%
Vikram Jog(6)	2,061	121,675	123,736	*
Evan Jones(7)	37,200	—	37,200	*
Patrick S. Jones	—	—	—	*
Robert C. Jones(8)	—	130,347	130,347	*
Kenneth J. Nussbacher(9)	—	46,757	46,757	*
William M. Smith(10)	49,545	156,928	206,473	1.03%
Fredric Walder(11)	—	41,375	41,375	*
Raymond J. Whitaker, Ph.D.(12)	868,908	13,727	882,635	4.41%
John A. Young (13)	—	17,340	17,340	*
All directors and executive officers as a group (11 persons)	2,392,059	667,155	3,059,214	15.16%

(*)	Less than one percent.
(1)

Consists of 1,671,486 shares held of record by Biomedical Sciences Investment Fund Pte Ltd and 128,025 shares held of record by Singapore Bio-Innovations Pte Ltd. EDB Investments Pte Ltd, or EDB Investments, is the parent entity of Biomedical Sciences Investment Fund Pte Ltd and Singapore Bio-Innovations Pte Ltd. The Economic Development Board of Singapore, or EDB, is the parent entity of EDB Investments. EDB is a Singapore government entity. EDB Investments, EDB and the Singapore government may be deemed to have shared voting and dispositive power over the shares owned beneficially and of record by Biomedical Sciences Investment Fund Pte Ltd and Singapore Bio-Innovations Pte Ltd. The address associated with entities affiliated with EDB is 250, North Bridge Road, #20-02, Raffles City Tower, Singapore 179101.
(2)	Consists of 112,607 shares held of record by Fidelity Contrafund: Fidelity Advisor New Insights Fund, 1,027,387 shares held of record by Fidelity Contrafund: Fidelity Contrafund and 312,345 shares held of record by Variable Insurance Products Fund II: Contrafund Portfolio. Each of these entities is a registered investment fund (each, a “Fund”) advised by Fidelity Management & Research Company (“FMR Co.”), a registered investment adviser under the Investment Advisers Act of 1940, as amended. The address of FMR Co., a wholly-owned subsidiary of FMR LLC is 82 Devonshire Street, Boston Massachusetts 02109. Edward C. Johnson 3d, FMR LLC, through its control of FMR Co., and each Fund has power to dispose of the securities owned by such Fund. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has sole power to vote or direct the voting of the shares owned directly by each Fund, which power resides with each Fund’s Board of Trustees. Each Fund is an affiliate of a broker-dealer. Each Fund purchased the securities in the ordinary course of business and, at the time of the purchase of the securities, no Fund had any agreements or understandings, directly or indirectly, with any person to distribute the securities. No Fund intends to sell, transfer, assign, pledge or hypothecate or otherwise enter into any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities through an affiliated broker-dealer.
(3)	Consists of 961,349 shares held of record by Versant Venture Capital I, L.P., 17,696 shares held of record by Versant Affiliates Fund I-A, L.P., 51,878 shares held of record by Versant Affiliates Fund I-B, L.P. and 20,017 shares held of record by Versant Side Fund I, L.P. Voting and investment power over the shares directly held by Versant Venture Capital I, L.P., Versant Affiliates Fund I-A, L.P., Versant Affiliates Fund I-B, L.P., and Versant Side Fund I, L.P. is held by Versant Ventures I, LLC, their sole General Partner. Samuel D. Colella, a member of our Board of Directors is a Managing Member of Versant Ventures I, LLC but he disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in such shares. The individual Managing Members of Versant Ventures I, LLC are Brian G. Atwood, Samuel D. Colella, Ross A. Jaffe, William J. Link, Barbara N. Lubash, Donald B. Milder, and Rebecca B. Robertson, all of whom share voting and dispositive control. Each respective individual General Partner disclaims beneficial ownership of these shares, except to the extent of their pecuniary interest in such shares. The address of the entities affiliated with Versant Ventures is 3000 Sand Hill Road, Building Four, Suite 210, Menlo Park, CA 94025.
(4)	Consists of 375,159 shares held of record by Gajus V. Worthington and Jami A. Worthington as TTEES of the Worthington Family Trust dtd 3-6-07 and options to purchase 125,279 shares of common stock that are exercisable within 60 days of June 30, 2011, of which 113,719 shares are vested as of August 29, 2011.
(5)	Consists of the shares described in Note (3) above, options to purchase 13,727 shares of common stock that are exercisable within 60 days of June 30, 2011, of which 13,727 shares are vested as of August 29, 2011, held by Samuel D. Colella and 8,246 shares held by the Colella Family Trust, of which Mr. Colella is a trustee. Samuel D. Colella disclaims beneficial ownership of the shares held by Versant Venture Capital I. L.P., Versant Affiliates Fund 1-A L.P., Versant Affiliates Fund 1-B, L.P., and Versant Side Fund I, L.P., as described in Note (8) above, except to the extent of his pecuniary interest therein.
(6)	Consists of 2,061 shares held by the Vikram and Pratima Jog Family Trust U/A DATED 6/23/2009 of which Mr. Jog is a trustee and options to purchase 121,675 shares of common stock that are exercisable within 60 days of June 30, 2011, of which 102,098 shares are vested as of August 29, 2011.
(7)	Consists of 37,200 shares held of record by jVen Capital, LLC. Mr. Jones is a managing member of jVen Capital LLC.
(8)	Consists of options to purchase 130,347 shares of common stock that are exercisable within 60 days of June 30, 2011, of which 115,519 shares are vested as of August 29, 2011.
(9)	Consists of options to purchase 46,757 shares of common stock that are exercisable within 60 days of June 30, 2011, of which 46,757 shares are vested as of August 29, 2011.
(10)	Consists of 49,545 shares held of record by William M. Smith and options to purchase 156,928 shares of common stock, that are exercisable within 60 days of June 30, 2011, of which 142,101 are vested as of August 29, 2011.
(11)	Consists of options to purchase 41,375 shares of common stock that are exercisable within 60 days of June 30, 2011, of which 41,375 shares are vested as of August 29, 2011.
(12)	Consists options to purchase 13,727 shares of common stock that are exercisable within 60 days of June 30, 2011, of which 13,727 shares are vested as of August 29, 2011, held by Raymond J. Whitaker, Ph.D., 434,454 shares held of record by EuclidSR Partners, L.P. and 434,454 shares held of record by EuclidSR Biotechnology Partners, L.P. Dr. Whitaker shares voting and investment power with Graham D.S. Anderson, Milton J. Pappas and Stephen K. Reidy, each of whom are General Partners of EuclidSR Associates, L.P., the General Partner of EuclidSR Partners and EuclidSR Biotechnology Associates, L.P., the General Partner of EuclidSR Biotechnology Partners. Dr. Whitaker disclaims beneficial ownership of the shares held by EuclidSR Partners, L.P. and EuclidSR Biotechnology Partners, L.P.
(13)	Consists of options to purchase 17,340 shares of common stock that are exercisable within 60 days of June 30, 2011, of which 17,340 shares are vested as of August 29, 2011.

OTHER MATTERS

We know of no other matters to be submitted at the 2011 annual meeting. If any other matters properly come before the 2011 annual meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

It is important that your shares be represented at the 2011 annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

South San Francisco, California

August 5, 2011

FLUIDIGM CORPORATION ATTN: WILLIAM M. SMITH 7000 SHORELINE COURT, SUITE 100 SOUTH SAN FRANCISCO, CA 94080

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M37849-P15634	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FLUIDIGM CORPORATION	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following Class I directors:
1. Election of Directors	☐	☐	☐

Nominees

01) Evan Jones
02) Patrick S. Jones

The Board of Directors recommends that you vote FOR Proposal Two:		For	Against	Abstain

2. To approve our executive compensation program for the year ended December 31, 2010 on an advisory (non-binding) basis.		☐	☐	☐

The Board of Directors recommends that you vote 1 YEAR on Proposal Three:	1 Year	2 Years	3 Years	Abstain

3. To approve the frequency of stockholder votes on our executive compensation program on an advisory (non-binding) basis.	☐	☐	☐	☐

The Board of Directors recommends that you vote FOR Proposal Four:		For	Against	Abstain

4. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.		☐	☐	☐

NOTE: In the discretion of the proxies, such other business as may properly come before the meeting and at any adjournments or postponements thereof. The proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of the nominees as director, FOR the approval of our executive compensation program, FOR a frequency of 1 YEAR for stockholder votes on executive compensation and FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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M37850-P15634

FLUIDIGM CORPORATION

Annual Meeting of Stockholders

September 8, 2011 10:00 AM

This proxy is solicited by the Board of Directors

The undersigned stockholder hereby appoints Gajus V. Worthington, Vikram Jog and William M. Smith or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of FLUIDIGM CORPORATION that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, PDT on September 8, 2011, at Wilson Sonsini Goodrich & Rosati, P.C. located at 650 Page Mill Road, Palo Alto, California 94304, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side